                                                             Exhibit (d)(10)

IDS LIFE INSURANCE COMPANY OF NEW YORK
20 Madison Avenue Extension
PO Box 5144
Albany, New York 12205

FLEXIBLE PREMIUM VARIABLE
LIFE INSURANCE POLICY

-    POLICY CONTINUES UNTIL DEATH OR SURRENDER.

-    FLEXIBLE PREMIUMS PAYABLE AS DESCRIBED HEREIN.

-    NO-LAPSE GUARANTEES AS DESCRIBED HEREIN.

-    THIS POLICY IS NONPARTICIPATING. DIVIDENDS ARE NOT PAYABLE.

Insured:                                                       John Doe

Policy Date:                                                   January 15, 2003

Policy Number:                                                 9790-1234,567

Initial Specified Amount:                                      $100,000

This is a life insurance policy. It is a legal contract between you, as the owner, and us, IDS Life Insurance Company of New York, a Stock Company. PLEASE READ YOUR POLICY CAREFULLY.

In consideration of your application and payment of the initial premium, we issue this policy and we promise to pay the proceeds described in this policy to the beneficiary if we receive proof satisfactory to us that the insured died while this policy was in force. (See "Death Benefits" on page 13.)

The owner and beneficiary are as named in the application unless they are changed as provided in this policy.

THE AMOUNT AND DURATION OF THE DEATH BENEFIT OF THIS POLICY MAY INCREASE OR DECREASE AS DESCRIBED HEREIN DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS.

THE POLICY VALUE OF THIS POLICY MAY INCREASE OR DECREASE DAILY DEPENDING ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS. THERE IS NO GUARANTEED MINIMUM POLICY VALUE.

NOTICE OF YOUR RIGHT TO EXAMINE THIS POLICY. If for any reason you are not satisfied with this policy, return it to us or our representative within 10 days (60 days if this policy is replacing any existing insurance) after you receive it. We will then cancel this policy and refund all premiums which you have paid. This policy will then be considered void from its start.

Signed for and issued by IDS life Insurance Company of New York, in Albany, New York, as of the policy date shown above.

PRESIDENT:

/s/ Timothy V. Bechtold

SECRETARY:

/s/ Paul R. Johnston

39061 C                                                                     2/03

                            GUIDE TO POLICY PROVISIONS

RATE TABLE                  TABLES OF GUARANTEED MAXIMUM MONTHLY COST OF
                            INSURANCE RATES/PAGE 4, 5

DEFINITIONS                 IMPORTANT WORDS AND MEANINGS/PAGE 6

INSURANCE CONTRACT          ENTIRE CONTRACT; INCONTESTABILITY; SUICIDE
                            PROVISION; MISSTATEMENT OF AGE OR
                            SEX; TERMINATION/PAGE 7

OWNER AND BENEFICIARY       OWNER'S RIGHTS; SUCCESSOR OWNER; CHANGE OF
                            OWNERSHIP; BENEFICIARY DESIGNATION; CHANGE OF
                            BENEFICIARY; ASSIGNMENT/PAGE 9

PREMIUMS PAYMENT OF PREMIUMS; PREMIUM ALLOCATIONS; GRACE PERIOD; NO-LAPSE GUARANTEES; REINSTATEMENT/PAGE 10

DEATH BENEFITS              DEATH BENEFIT OPTIONS 1 AND 2/PAGE 13

POLICY CHANGE               HOW TO INCREASE OR DECREASE THE SPECIFIED AMOUNT OR
                            TO CHANGE THE DEATH BENEFIT OPTIONS/PAGE 15

POLICY VALUES               THE POLICY'S VALUE AND HOW IT IS DETERMINED;
                            MONTHLY DEDUCTION; COST OF INSURANCE; BASIS OF
                            POLICY VALUES/PAGE 16

POLICY LOANS                HOW TO REQUEST A LOAN; INTEREST RATE; AMOUNT OF
                            LOAN; LOAN REPAYMENT/PAGE 19

POLICY SURRENDER            CASH SURRENDER VALUE; FULL AND PARTIAL
                            SURRENDERS/PAGE 20

SUBACCOUNTS                 THE SUBACCOUNTS; NET INVESTMENT FACTOR; DEDUCTIONS
                            FROM THE SUBACCOUNTS; TRANSFER OF VALUES/PAGE 21

PAYMENT OF POLICY PROCEEDS  HOW THE PROCEEDS ARE PAID; PAYMENT OPTIONS/PAGE 23

                                   POLICY DATA

     Insured                 Issue Age                      Risk Classification
     -------                 ---------                      -------------------
    (John Doe)                 (35)                       (Male Standard Nonsmoker)
Policy Number:      9790-(1234,567)              Policy Date:                (January 15, 2003)

Type of Policy:     Flexible Premium             Monthly Date:               (15)
                    Variable Life
                    (VUL IV)                     Initial Specified Amount:   $(100,000)

Minimum Specified   Policy Year 1:  $(100,000)   Initial Death
Amount Allowed:     years 2 - 5:    $ (75,000)   Benefit Option:             Option (1)
                    years 6 - 10:   $ (50,000)
                    years 11 - 15:  $ (50,000)
                    thereafter:     $ (50,000)

--------------------------------------------------------------------------------

                               PREMIUM INFORMATION

Initial Premium:    $(763.56)             Scheduled Premium:     $(763.56 per year
                                                                 payable annually)
Minimum Initial                           No-Lapse Guarantee
Premium:            $ (41.68) per month   to age 70 premium:     $(63.63) per month
Minimum Initial                           No-Lapse Guarantee
Premium Period:     5 years               to age 100 premium:    $(111.49) per month

Coverage will expire when the policy values are insufficient to pay the charges assessed on a monthly anniversary. The period for which the policy and coverage will continue in force will depend on: l) the amount, timing and frequency of premium payment; 2) changes in the specified amount and the death benefit options; 3) change in the interest rates credited to the fixed account and in the investment performance of the subaccounts; 4) changes in the monstly cost of insurance deductions from the policy value for this policy and any benefits provided by riders to this policy; and 5) loan and partial surrender activity. The payment of scheduled premiums or unscheduled premiums in any amount or frequency will not guarantee that the policy will remain in force unless the premiums needed to keep the No-Lapse Guarantee to age 70 or the No-Lapse Guarantee to age 100 in effect have been paid.

--------------------------------------------------------------------------------

                          INTEREST AND LOAN INFORMATION

Guaranteed Interest                  Current Loan
Rate:                 4% per year    Interest Rate:
                                        First 10 policy years:    6% per year
Guaranteed Interest                     All other policy years:   4% per year
Rate Factor:          1.0032737
                                     Guaranteed Loan
                                     Interest Rate:               6% per year

The interest rate applied to the portion of the policy value which equals any indebtedness due us will be the Guaranteed Interest Rate.

--------------------------------------------------------------------------------

                               FEES AND DEDUCTIONS

Premium Expense Charge:                               Partial Surrender Fee:   $25 or 2% of
   All policy years:   3.5% of each premium payment                            amount surrendered,
                                                                               whichever is less
Current Mortality and                                 Current Policy Fee:      $(7.50) per month
Expense Risk Charge:
   Years 1 - 10:       (.90)% per year                Guaranteed Policy Fee:   $7.50 per month
   11 - 20:            (.45)% per year
   21 + :              (.30)% per year
Guaranteed Mortality and
Expense Risk Charge:
   All policy years:   .90% per year

--------------------------------------------------------------------------------

                           TABLE OF SURRENDER CHARGES

                Policy Year   Beginning of year   End of year
                -----------   -----------------   -----------
                   1 - 5                $901.00       $901.00
                   6                     901.00        720.80
                   7                     720.80        540.60
                   8                     540.60        360.40
                   9                     360.40        180.20
                   10                    180.20          0.00

This table applies to the initial specified amount for the first 10 policy years. After year 5, surrender charges decrease monthly. Additional charges will apply to each increase in the specified amount for 10 years after the effective date of the increase.

--------------------------------------------------------------------------------

                              IMPORTANT INFORMATION

Cost of insurance rates may be changed based on our expectations as to expense, persistency and investment earnings experience. Any change will apply to all individuals in the same risk class and will be in accordance with procedures and standards on file with the state insurance department. The cost of insurance rates will never exceed the Guaranteed Maximum Monthly Cost of Insurance rates shown in this policy on pages 4 and 5.

Any changes in interest rates and cost of insurance rates may require more premium to be paid than was illustrated or the policy values may be less than those illustrated.

                                    Page 3A

INVESTMENT OPTIONS                                                                                      INITIAL PREMIUM ALLOCATIONS
------------------                                                                                      ---------------------------
   IDS Life of New York Fixed Account                                                                                           50%
   IDS Life Variable of New York Account 8
SUBACCOUNTS INVESTING IN:
   RVS VP Bal                               RiverSource VP Balanced Fund                                                         0%
   RVS VP Cash Mgmt                         RiverSource VP Cash Management Fund                                                 20%
   RVS VP Core Bond                         RiverSource VP Core Bond Fund                                                        0%
   RVS VP Div Bond                          RiverSource VP Diversified Bond Fund                                                 0%
   RVS VP Div Eq Inc                        RiverSource VP Diversified Equity Income Fund                                        0%
   RVS VP Emer Mkts                         RiverSource VP Emerging Markets Fund                                                 0%
   RVS VP Global Bond                       RiverSource VP Global Bond Fund                                                      0%
   RVS VP Global Inflation Prot Sec         RiverSource VP Global Inflation Protected Securities Fund                            0%
   RVS VP Gro                               RiverSource VP Growth Fund                                                          10%
   RVS VP Hi Yield Bond                     RiverSource VP High Yield Bond Fund                                                  0%
   RVS VP Inc Opp                           RiverSource VP Income Opportunities Fund                                             0%
   RVS VP Intl Opp                          RiverSource VP International Opportunity Fund                                        0%
   RVS VP Lg Cap Eq                         RiverSource VP Large Cap Equity Fund                                                 0%
   RVS VP Lg Cap Val                        RiverSource VP Large Cap Value Fund                                                  0%
   RVS VP Mid Cap Gro                       RiverSource VP Mid Cap Growth Fund                                                   0%
   RVS VP Mid Cap Val                       RiverSource VP Mid Cap Value Fund                                                    0%
   RVS VP S&P 500                           RiverSource VP S&P 500 Index Fund                                                    0%
   RVS VP Select Val                        RiverSource VP Select Value Fund                                                     0%
   RVS VP Short Duration                    RiverSource VP Short Duration U.S. Government Fund                                   0%
   RVS VP Sm Cap Adv                        RiverSource VP Small Cap Advantage Fund                                              0%
   RVS VP Sm Cap Val                        RiverSource VP Small Cap Value Fund                                                  0%
   AIM VI Cap Appr, Ser II                  AIM V.I. Capital Appreciation Fund, Series II Shares                                 0%
   AIM VI Cap Dev, Ser II                   AIM V.I. Capital Development Fund, Series II Shares                                  0%
   AIM VI Dyn, Ser I                        AIM V.I. Dynamics Fund, Series I Shares                                              0%
   AIM VI Fin Serv, Ser I                   AIM V.I. Financial Services Fund, Series I Shares                                    0%
   AIM VI Tech, Ser I                       AIM V.I. Technology Fund, Series I Shares                                            0%
   AB VP Gro & Inc, Cl B                    AllianceBernstein VP Growth and Income Portfolio (Class B)                           0%
   AB VP Intl Val, Cl B                     AllianceBernstein VP International Value Portfolio (Class B)                         0%
   AC VP Intl, Cl II                        American Century VP International, Class II                                          0%
   AC VP Val, Cl II                         American Century VP Value, Class II                                                  0%
   Calvert VS Social Bal                    Calvert Variable Series Inc Social Balanced Portfolio                               10%
   Col Hi Yield, VS Cl B                    Columbia High Yield Fund, Variable Series, Class B                                   0%
   EG VA Fundamental Lg Cap, Cl 2           Evergreen VA Fundamental Large Cap Fund - Class 2                                    0%
   Fid VIP Gro & Inc, Serv Cl 2             Fidelity VIP Growth & Income Portfolio Service Class 2                               0%
   Fid VIP Mid Cap, Serv Cl 2               Fidelity VIP Mid Cap Portfolio Service Class 2                                       0%
   Fid VIP Overseas, Serv Cl 2              Fidelity VIP Overseas Portfolio Service Class 2                                      0%
   FTVIPT Frank Real Est, Cl 2              FTVIPT Franklin Real Estate Fund - Class 2                                           0%
   FTVIPT Frank Sm Cap Val, Cl 2            FTVIPT Franklin Small Cap Value Securities Fund - Class 2                            0%
   FTVIPT Mutual Shares Sec, Cl 2           FTVIPT Mutual Shares Securities Fund - Class 2                                       0%
   GS VIT Core U.S. Eq                      Goldman Sachs VIT CORE U.S. Equity Fund                                              0%
   GS VIT Mid Cap Val                       Goldman Sachs VIT Mid Cap Value Fund                                                 0%
   Janus Aspen Global Tech, Serv            Janus Aspen Series Global Technology Portfolio: Service Shares                       0%
   Janus Aspen Intl Gro, Serv               Janus Aspen Series International Growth Portfolio: Service Shares                    0%
   Lazard Retire Intl Eq                    Lazard Retirement International Equity Portfolio                                    10%
   MFS Inv Gro Stock, Serv Cl               MFS Investors Growth Stock Series - Service Class                                    0%
   MFS New Dis, Serv Cl                     MFS New Discovery Series - Service Class                                             0%
   MFS Utilities, Serv Cl                   MFS Utilities Series - Service Class                                                 0%
   Oppen Global Sec VA, Serv                Oppenheimer Global Securities Fund/VA, Service Shares                                0%
   Oppen Main St Sm Cap VA, Serv            Oppenheimer Main Street Small Cap Fund/VA, Service Shares                            0%
   Oppen Strategic Bond VA, Serv            Oppenheimer Strategic Bond Fund/VA, Service Shares                                   0%
   Pioneer Eq Inc VCT, Cl II                Pioneer Equity Income VCT Portfolio - Class II Shares                                0%
   Pioneer Europe VTC, Cl II                Pioneer Europe VCT Portfolio - Class II Shares                                       0%
   Put VT Health Sciences, Cl IB            Putnam VT Health Sciences Fund - Class IB Shares                                     0%
   Put VT Intl Eq, Cl IB                    Putnam VT International Equity Fund - Class IB Shares                                0%
   Put VT Vista, Cl IB                      Putnam VT Vista Fund - Class IB Shares                                               0%
   Wanger Intl Sm Cap                       Wanger International Small Cap                                                       0%
   Wanger U.S. Sm Co                        Wanger U.S. Smaller Companies                                                        0%
   WF Adv Asset Alloc                       Wells Fargo Advantage Asset Allocation Fund                                          0%
   WF Adv Intl Core                         Wells Fargo Advantage International Core Fund                                        0%
   WF Adv Opp                               Wells Fargo Advantage Opportunity Fund                                               0%
   WF Adv Sm Cap Gro                        Wells Fargo Advantage Small Cap Growth Fund                                          0%

Payments allocated to the fixed account will receive the rate in effect when the payment is received in the IDS life of New York Home Office. The interest rate will never be less than the guaranteed rate of 3.0%. Any interest rates for the fixed account in excess of the guaranteed rate are not guaranteed and may change. Any change will be based on our expectations as to future interest rates and will be in accordance with procedures and standards on file with the state insurance department.

                                     Page 3B

                         SCHEDULE OF BENEFITS AND RIDERS

                                                                    Monthly
                          Effective Date     Expiration Date   Cost of Insurance
                          --------------     ---------------   -----------------

Flexible Premium        (January 15, 2003)   See policy form     See policy form
Variable Life

Base Insured            (January 15, 2003)   See rider form      See rider form
Rider
Face Amount of
Insurance: $(100,000)

                                     Page 3C

                          POLICY DATA SUPPLEMENTAL PAGE

                               BASE INSURED RIDER

      Policy Number:                                   (9090-12345678)

      Insured:                                         (John Doe)

      Issue Age:                                       (35)

      Face Amount:                                     $(100,000)

      Minimum Face Amount:                             $(25,000)

      Effective Date:                                  (January 15, 2002)

      Expiration Date:                                 See rider form

      Monthly Cost of Insurance:                       See rider form

                                    Page 3D

                                 MALE RATE TABLE

          GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000
                FOR INSUREDS WITH A STANDARD RISK CLASSIFICATION

                     ATTAINED
                       AGE      STANDARD
                     --------   --------

                         0      $ 0.2175
                         1        0.0850
                         2        0.0825
                         3        0.0800
                         4        0.0775

                         5        0.0725
                         6        0.0675
                         7        0.0650
                         8        0.0625
                         9        0.0600

                        10        0.0625
                        11        0.0675
                        12        0.0750
                        13        0.0875
                        14        0.1025

                        15        0.1175
                        16        0.1325
                        17        0.1425
                        18        0.1500
                        19        0.1550

                                           STANDARD
                     ATTAINED   STANDARD     NON-
                        AGE      SMOKER     SMOKER
                     --------   --------   ---------

                        20      $ 0.1925   $ 0.1400
                        21        0.1925     0.1375
                        22        0.1900     0.1350
                        23        0.1850     0.1325
                        24        0.1800     0.1275

                        25        0.1750     0.1250
                        26        0.1725     0.1225
                        27        0.1700     0.1200
                        28        0.1700     0.1200
                        29        0.1725     0.1200

                        30        0.1775     0.1200
                        31        0.1825     0.1225
                        32        0.1900     0.1250
                        33        0.2000     0.1300
                        34        0.2125     0.1375

                                           STANDARD
                     ATTAINED   STANDARD   NON-
                       AGE      SMOKER     SMOKER
                     --------   --------   ---------

                        35      $ 0.2250   $ 0.1425
                        36        0.2425     0.1500
                        37        0.2625     0.1600
                        38        0.2875     0.1725
                        39        0.3125     0.1825

                        40        0.3450     0.1975
                        41        0.3775     0.2125
                        42        0.4150     0.2275
                        43        0.4550     0.2450
                        44        0.5000     0.2650

                        45        0.5450     0.2875
                        46        0.5950     0.3100
                        47        0.6475     0.3350
                        48        0.7050     0.3625
                        49        0.7675     0.3925

                        50        0.8350     0.4275
                        51        0.9150     0.4675
                        52        1.0025     0.5125
                        53        1.0250     0.5650
                        54        1.2125     0.6225

                        55        1.3300     0.6875
                        56        1.4550     0.7575
                        57        1.5850     0.8325
                        58        1.7250     0.9150
                        59        1.8725     1.0075

                        60        2.0400     1.1125
                        61        2.2275     1.2300
                        62        2.4375     1.3650
                        63        2.6750     1.5175
                        64        2.9375     1.6850

                        65        3.2125     1.8725
                        66        3.5050     2.0750
                        67        3.8050     2.2900
                        68        4.1225     2.5275
                        69        4.4700     2.7900

                                           STANDARD
                     ATTAINED   STANDARD   NON-
                       AGE      SMOKER     SMOKER
                     --------   --------   ---------

                        70      $ 4.8525   $ 3.0875
                        71        5.2850     3.4275
                        72        5.7775     3.8250
                        73        6.3250     4.2725
                        74        6.9300     4.7700

                        75        7.5800     5.3050
                        76        8.2500     5.8725
                        77        8.9250     6.4675
                        78        9.6150     7.0975
                        79       10.3425     7.7825

                        80       11.1325     8.5450
                        81       12.0075     9.4075
                        82       12.9875    10.3900
                        83       14.0600    11.4925
                        84       15.1925    12.6975

                        85       16.3450    13.9800
                        86       17.4900    15.3250
                        87       18.6825    16.7175
                        88       19.9400    18.1500
                        89       21.2100    19.6475

                        90       22.5100    21.2325
                        91       23.8825    22.9475
                        92       25.5000    24.8700
                        93       27.6200    27.2000
                        94       30.5957    30.4275

                        95       34.5957    34.5957
                        96       41.3950    41.3950
                        97       53.1975    53.1975
                        98       73.2725    73.2725
                        99       83.3325    83.3325

For Insureds with a preferred risk classification, the above standard non-smoker guaranteed monthly cost of insurance rates will apply. For Insureds with other than a preferred or standard risk classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Risk Factor shown under Policy Data.

39061 C                              Page 4

                                FEMALE RATE TABLE

          GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000
                FOR INSUREDS WITH A STANDARD RISK CLASSIFICATION

                     ATTAINED
                       AGE      STANDARD
                     --------   --------

                        0       $ 0.1550
                        1         0.0700
                        2         0.0650
                        3         0.0650
                        4         0.0625

                        5         0.0625
                        6         0.0600
                        7         0.0575
                        8         0.0575
                        9         0.0575

                       10         0.0550
                       11         0.0575
                       12         0.0600
                       13         0.0625
                       14         0.0675

                       15         0.0725
                       16         0.0750
                       17         0.0800
                       18         0.0825
                       19         0.0850

                                           STANDARD
                     ATTAINED   STANDARD   NON-
                       AGE      SMOKER     SMOKER
                     --------   --------   ---------

                        20      $ 0.0975   $  0.0825
                        21        0.0975      0.0850
                        22        0.1000      0.0850
                        23        0.1025      0.0875
                        24        0.1050      0.0900

                        25        0.1075      0.0900
                        26        0.1125      0.0925
                        27        0.1150      0.0950
                        28        0.1200      0.0975
                        29        0.1250      0.1000

                        30        0.1300      0.1025
                        31        0.1350      0.1075
                        32        0.1425      0.1100
                        33        0.1500      0.1150
                        34        0.1575      0.1200

                                           STANDARD
                     ATTAINED   STANDARD   NON-
                       AGE      SMOKER     SMOKER
                     --------   --------   ---------

                        35      $ 0.1675   $  0.1250
                        36        0.1800      0.1325
                        37        0.1975      0.1425
                        38        0.2175      0.1550
                        39        0.2375      0.1650

                        40        0.2625      0.1800
                        41        0.2900      0.1950
                        42        0.3150      0.2100
                        43        0.3425      0.2250
                        44        0.3700      0.2400

                        45        0.3975      0.2575
                        46        0.4275      0.2750
                        47        0.4575      0.2925
                        48        0.4900      0.3125
                        49        0.5250      0.3350

                        50        0.5650      0.3600
                        51        0.6050      0.3900
                        52        0.6525      0.4200
                        53        0.7050      0.4550
                        54        0.7575      0.4925

                        55        0.8125      0.5300
                        56        0.8650      0.5700
                        57        0.9175      0.6075
                        58        0.9675      0.6450
                        59        1.0200      0.6875

                        60        1.0825      0.7375
                        61        1.1625      0.8000
                        62        1.2650      0.8775
                        63        1.3875      0.9725
                        64        1.5275      1.0800

                        65        1.6750      1.1950
                        66        1.8225      1.3150
                        67        1.9675      1.4375
                        68        2.1150      1.5650
                        69        2.2750      1.7075

                                           STANDARD
                     ATTAINED   STANDARD   NON-
                       AGE      SMOKER     SMOKER
                     --------   --------   ---------

                        70      $ 2.4625   $  1.8725
                        71        2.7025      2.0775
                        72        2.9975      2.3275
                        73        3.3500      2.6275
                        74        3.7525      2.9750

                        75        4.1950      3.3625
                        76        4.6675      3.7875
                        77        5.1650      4.2425
                        78        5.6925      4.7375
                        79        6.2700      5.2900

                        80        6.9225      5.9225
                        81        7.6675      6.6550
                        82        8.5225      7.5050
                        83        9.5175      8.4775
                        84       10.6125      9.5575

                        85       11.7875     10.7425
                        86       13.0400     12.0275
                        87       14.3600     13.4100
                        88       15.7550     14.9025
                        89       17.2300     16.5150

                        90       18.8925     18.2725
                        91       20.7175     20.2225
                        92       22.7875     22.4525
                        93       25.2800     25.1475
                        94       28.7350     28.7350

                        95       33.5325     33.5325
                        96       40.6975     40.6975
                        97       52.8275     52.8275
                        98       73.1550     73.1550
                        99       83.3325     83.3325

For Insureds with a preferred risk classification, the above standard non-smoker guaranteed monthly cost of insurance rates will apply. For Insureds with other than a preferred or standard risk classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Risk Factor shown under Policy Data.

39061 C                              Page 5

                                   DEFINITIONS

The following words are used often in this policy. When we use these words, this is what we mean:

ACCUMULATION UNIT

An accounting unit used to calculate the variable account value. It is a measure of the net investment results of each of the subaccounts.

AGE ANNIVERSARY

The policy anniversary on which the Insured becomes a certain attained insurance age.

CASH SURRENDER VALUE

The policy proceeds if the policy is surrendered in full or matures. It is the policy value minus indebtedness, minus surrender charges as shown under Policy Data.

FIXED ACCOUNT

Our general account. It is made up of our assets other than those in the subaccounts and those in any other segregated asset account.

FIXED ACCOUNT VALUE

The portion of the policy value that is allocated to the fixed account, including indebtedness.

IN FORCE

The Insured's life remains Insured under the terms of this policy.

INDEBTEDNESS

All existing loans on this policy plus policy loan interest that has been accrued or added to the policy loan.

INSURANCE AGE

The insurance age of the Insured on the policy date is the issue age shown under Policy Data. It is the age of the Insured on the date of application. Attained insurance ages are determined from the policy date.

INSURED

The person whose life is insured by this policy.

MONTHLY DATE

The same day each month as the policy date. If there is no monthly date in a calendar month, the monthly date will be the first day of the next calendar month.

NET PREMIUM

The portion of a premium paid that is credited to the policy as described in the Policy Values section. It is the premium paid minus the premium expense charge shown under Policy Data.

POLICY ANNIVERSARY

The same day and month as the policy date each year that the policy remains in force.

POLICY DATE

The date from which policy anniversaries, policy years, and policy months are determined. Your policy date is shown under Policy Data.

POLICY VALUE

The sum of the fixed account value and the variable account value.

PROCEEDS

The amount payable by this policy as follows:

1. upon death of the Insured prior to the Insured's age 100 anniversary, proceeds will be the death benefit under the option in effect as of the date of the Insured's death, minus any indebtedness;

2. upon death of the Insured on or after the Insured's age 100 anniversary, proceeds will be the greater of the policy value on the date of death minus any indebtedness on the date of death; or the policy value at the Insured's attained insurance age 100 anniversary minus any indebtedness on the date of death;

3.    upon surrender of the policy, proceeds will be the cash surrender value.

PRO-RATA BASIS

Allocation to the fixed account and each of the subaccounts. It is proportionate to the value (minus any indebtedness in the fixed account) that each bears to the policy value, minus indebtedness.

SPECIFIED AMOUNT

An amount used to determine the death benefit and the proceeds payable upon death. The initial specified amount is shown under Policy Data.

SUBACCOUNTS

The subaccounts named under Policy Data. Each is an investment division of the variable account and invests in a particular portfolio.

TERMINATE

This policy is no longer in force. All insurance coverage under this policy has stopped.

VALUATION DATE

Each day on which the New York Stock Exchange is open for trading, or any other day on which there is a sufficient degree of trading in the investments of the subaccounts such that the current value might be materially affected.

VALUATION PERIOD

The interval of time commencing at the close of business on each valuation date and ending at the close of business on the next valuation date.

VARIABLE ACCOUNT VALUE

The sum of the values of the subaccounts under this policy.

WE, OUR, US

IDS Life Insurance Company of New York.

WRITTEN REQUEST

A request in writing signed by you.

YOU, YOUR

The owner of this policy. The owner may be someone other than the Insured. The owner is shown in the application unless the owner has been changed as provided in this policy.

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                             THE INSURANCE CONTRACT

WHAT IS THE ENTIRE CONTRACT OF INSURANCE?

      This policy and the copy of the application attached to it and any endorsements or riders added to the policy are the entire contract between you and us.

      No one except one of our corporate officers (President, Vice President, Secretary, or Assistant Secretary) can change or waive any of our rights or requirements under this policy. That person must do so in writing. None of our representatives or other persons have the authority to change or waive any of our rights or requirements under this policy.

      In issuing this policy, we have relied upon the application. The statements contained in the application are considered representations and not warranties. No statement made in connection with the application will be used by us to void the policy or to deny a claim unless that statement is part of the application.

WHEN WILL THE POLICY BECOME INCONTESTABLE?

      After this policy has been in force during the Insured's lifetime for two years from the policy date, we cannot contest the policy except for nonpayment of premiums.

      Any additional specified amount, other than that resulting solely from a change in death benefit option, issued after the policy date will be incontestable only after such amount has been in force during the Insured's lifetime for two years from the effective date of such amount.

IS THERE A SUICIDE EXCLUSION?

      Suicide by the Insured within two years from the policy date is not covered by this policy. In this event, the only amount payable by us to the beneficiary will be the premium that you have paid, minus any indebtedness and partial surrenders.

      If the Insured commits suicide within the two years after the effective date of:

      1. any additional specified amount other than that resulting solely from a change in death benefit option; or

      2.    any rider attached to this policy;

      the amount payable by us will be limited to the monthly deductions for such additional amount or rider.

CAN YOU EXCHANGE THIS POLICY?

      Yes. Once during the first two policy years, you have the right to exchange this policy for a flexible premium adjustable life policy that provides for benefits that do not vary with the investment return of the subaccounts. This is done by transferring, without charge, the entire policy value to the fixed account.

      You also have the right to exchange this policy for a flexible premium adjustable life policy that provides for benefits that do not vary with the investment return of the subaccounts in the event of a material change in the investments of the subaccounts. The option to exchange is exercisable within 60 days after (a) the effective date of such change in the investment policy, or (b) the receipt of the notice of the change in investments, whichever is later. The exchange is done by transferring, without charge, the entire policy value to the fixed account.

DO YOU HAVE VOTING RIGHTS?

      All policy owners with variable account values will have voting rights. So long as federal law requires, you may have the right to vote at the meetings of the Variable Policy Owners. If you have voting rights, we will send you a notice of the time and place of any such meetings. The notice will also explain matters to be voted upon and how many votes you will have.

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DO STATE LAWS APPLY?

      Yes. This policy is governed by the law of the state in which it is delivered. The values and benefits of this policy are at least equal to those required by such state.

WHAT IF THE INSURED'S AGE OR SEX HAS BEEN MISSTATED?

      If the Insured's age or sex has been misstated, the proceeds payable upon death will be:

      1.    the policy value on the date of death; plus

      2. the amount of insurance that the cost of insurance on the Insured, which was deducted from the policy value for the policy month during which such death occurred, would have purchased had the cost of the insurance been calculated using the cost of insurance rates for the correct age and sex; minus

      3.    any indebtedness on the date of death.

WHEN DOES THIS POLICY TERMINATE?

      This policy will terminate on the earliest of the following:

      1.    the date you request that coverage ends; or

      2.    the date you surrender the policy in full; or

      3.    the end of the grace period; or

      4.    the date of death of the Insured.

DOES THIS POLICY QUALIFY FOR FAVORABLE TAX TREATMENT?

      This policy is intended to qualify for treatment as a life insurance policy under Sections 72, 101, and 7702 of the Internal Revenue Code as they now exist or may later be amended.

      We reserve the right to endorse this policy to comply with:

      1.    future changes in the Internal Revenue Code;

      2.    any regulations or rulings issued under the Code; and

      3.    any other requirements imposed by the Internal Revenue Service;

      with respect to remaining qualified for treatment as a life insurance policy under these Code sections.

      We will provide the owner with a copy of any such endorsement.

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                              OWNER AND BENEFICIARY

WHAT ARE YOUR RIGHTS AS OWNER OF THIS POLICY?

      As long as the Insured is living and unless otherwise provided in this policy, you may exercise all rights and privileges provided in this policy or allowed by us.

SUCCESSOR OWNER

      A successor owner becomes the new owner of this policy if you die during the lifetime of the Insured. If no successor owner is living at the time of your death, ownership will pass to your estate. The successor owner, if any, is shown in the application unless changed as provided below.

HOW CAN YOU CHANGE OWNERSHIP OF THIS POLICY?

      You can change the ownership of this policy by written request on a form approved by us. A successor owner may also be changed in this same way. The change must be made while the Insured is living. Once the change is received by us, it will take effect as of the date of your request, subject to any action taken or payment made by us before receipt.

TO WHOM ARE THE PROCEEDS PAID ON THE INSURED'S DEATH?

      We will pay the proceeds to the beneficiary or beneficiaries whom you have named in the application unless you have since changed the beneficiary as provided below. If the beneficiary has been changed, we will pay the proceeds in accordance with your last change of beneficiary request.

IF ONE OR ALL OF THE BENEFICIARIES DIE BEFORE THE INSURED, TO WHOM ARE THE PROCEEDS PAYABLE?

      Only those beneficiaries who survive the Insured's death may share in the proceeds. If no beneficiary survives the Insured, we will pay the proceeds to you, if living; otherwise, to your estate.

HOW DO YOU CHANGE THE BENEFICIARY?

      By making a satisfactory written request to us, you may change the beneficiary anytime while the Insured is living. Once we receive the change, it will take effect as of the date of your request, subject to any action taken or payment made by us before receipt. If an irrevocable beneficiary is on record, such beneficiary cannot be changed without the written consent of the irrevocable beneficiary

CAN YOU ASSIGN THIS POLICY AS COLLATERAL?

      Yes. While the Insured is living, you can assign this policy or any interest in it. Your interest and the interest of any beneficiary are subject to the interest of the assignee. An assignment is not a change of ownership and an assignee is not an owner as these terms are used in this policy. We will pay any policy proceeds payable to the assignee in a single sum.

      You must give us a copy of any assignment. Any assignment is subject to any action taken or payment made by us before the assignment was received at our home office. We are not responsible for the validity of any assignment.

      To terminate the collateral assignment, the collateral assignee must release his or her interest.

39061 C                              Page 9


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                                    PREMIUMS

WHAT ARE THE PREMIUM PAYMENTS FOR THIS POLICY?

      Three types of premium payments apply to this policy. We call these:

      1.    the initial premium;

      2.    scheduled premiums; and

      3.    unscheduled premiums.

WHAT IS THE INITIAL PREMIUM?

      The initial premium is the premium due on the policy date of this policy.

WHAT IS THE SCHEDULED PREMIUM? CAN IT BE CHANGED?

      The scheduled premium is the premium shown under Policy Data. It is payable at the stated interval that you selected in the application.

      The scheduled premium will serve only as an indication of your intent as to the frequency and amount of future premium payments. You may change the amount or interval at any time by written request. You may also skip scheduled premium payments.

      Any change in amount may be subject to applicable tax laws and regulations.

      Scheduled premiums may be paid annually, semi-annually, or quarterly. Payment at any other interval must be approved by us. Scheduled premium payments must be at least $25. We reserve the right to limit the amount of any increase in scheduled premiums.

CAN YOU MAKE UNSCHEDULED PREMIUM PAYMENTS?

      Yes. You can make additional premium payments of at least $25 at any time prior to the Insured's age 100 anniversary. We reserve the right to limit the number and amount of these unscheduled premiums. This includes our right to refuse such premiums if there is indebtedness on this policy.

HOW ARE PREMIUM PAYMENTS ALLOCATED?

      Premium payments applied to the fixed account and the subaccounts will be allocated as specified in your application for this policy. You may choose any whole percentage for each account from 0% to 100%. By written request, you may change this allocation. The change will be effective for all premiums received after our receipt of the change. Premiums received before the policy date will be allocated initially to the fixed account. On the policy date, the policy value in the fixed account will be transferred to the subaccounts or remain in the fixed account in accordance with your premium allocation percentages. For any premium received on or after the policy date, the premium will be allocated in accordance with your premium allocation percentages.

CAN WE RESTRICT PREMIUM PAYMENTS?

      We reserve the right to refuse premiums and to return premiums with interest if such premiums would disqualify your policy from:

      1. treatment as a life insurance policy under Code Sections 72, 101, and 7702; or

      2.    favorable tax treatment under Code Sections 72 and 101.

IS THERE A GRACE PERIOD FOR PAYING PREMIUMS?

      Yes. If, on a monthly date, the cash surrender value is less than the monthly deduction for the policy month following such monthly date, a grace period of 61 days will begin.

      The grace period will give you time to pay a premium sufficient to continue your coverage. Within 30 days of the monthly date, we will mail, to your last known address, a notice as to the premium needed so that the estimated cash surrender value will be sufficient to cover the next three monthly deductions.

      If such premium is not paid within the grace period, all coverage under this policy will terminate without value at the end of the 61-day grace period.

      If the Insured's death occurs during the grace period becomes payable under the policy, any overdue monthly deductions will be deducted from the proceeds.

      If the no-lapse guarantee is in effect as described in the next provision, the policy will not enter the grace period.

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      In addition, to allow you the opportunity to increase your policy value gradually so that the cash surrender value is sufficient to pay the monthly deduction, you may choose to pay only the minimum initial premium during the minimum initial premium period as long as the policy value minus indebtedness equals or exceeds the monthly deduction. The policy will not enter the grace period during the minimum initial premium period as shown under Policy Data, if:

      1. on a monthly date, the policy value minus indebtedness equals or exceeds the monthly deduction for the policy month following such monthly date; and

      2. the sum of all premiums paid, minus any partial surrenders, and minus any indebtedness equals or exceeds the minimum initial premium, as shown under Policy Data, times the number of months since the Policy Date, including the current month.

NO-LAPSE GUARANTEES

      The no-lapse guarantees described as follows will protect the policy from lapsing even if the cash surrender value is insufficient to pay the monthly deduction on a monthly date. Sufficient premiums as described in the provision must be paid to keep the no-lapse guarantees in effect.

      The no-lapse guarantees may be reinstated within two years of termination if the policy is in force. The amount needed to reinstate the no-lapse guarantees is an amount equal to (a) + (b) + (c)-(d) where:

      (a) is the sum of required premiums for the no-lapse guarantees to the date of reinstatement assuming the no-lapse guarantee was always in effect since the policy date;

      (b) is any partial surrenders that have been taken to the date of reinstatement;

      (c)   is any indebtedness on the date of reinstatement;

      (d)   is the total of all premiums paid to the date of reinstatement.

NO-LAPSE GUARANTEE TO AGE 70

      Until the Insured's attained insurance age 70, or 10 years from the policy date, whichever is later, this policy will not terminate even if the cash surrender value is insufficient to pay the monthly deduction on a monthly date if the no-lapse guarantee to age 70 is in effect.

      The no-lapse guarantee to age 70 will remain in effect if, on each monthly date, (a) equals or exceeds (b) where:

      (a) is the sum of all premiums paid, minus any partial surrenders, and minus any indebtedness; and

      (b) is the no-lapse guarantee to age 70 premium, as shown under Policy Data, times the number of months since the Policy Date, including the current month.

      Premiums may be paid on other than a monthly basis as long as the sum of premiums paid is at least equal to the total required no-lapse guarantee to age 70 premiums at all times.

      If on a monthly date, sufficient premiums have not been paid to maintain the no-lapse guarantee to age 70, the no-lapse guarantee to age 70 provision will no longer be in effect. Within 30 days of a monthly date, we will mail to your last known address a notice as to the premium needed to keep the no-lapse guarantee in effect. The no-lapse guarantee to age 70, however, can be reinstated within two years from the date of its lapse. Your policy will also lapse, as described in the grace period provision, if the cash surrender value is insufficient to pay the monthly deduction on a monthly date.

      The no-lapse guarantee to age 70 premium will change if: 1) the specified amount is increased or decreased; 2) the death benefit option is changed; or 3) riders are added, changed, or terminated. The new no-lapse guarantee to age 70 premium will apply from the date of the change.

39061 C                              Page 11


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NO-LAPSE GUARANTEE TO AGE 100

      Until the Insured's attained insurance age 100, this policy will not terminate even if the cash surrender value is insufficient to pay the monthly deduction on a monthly date if the no-lapse guarantee to age 100 is in effect.

      The no-lapse guarantee to age 100 will remain in effect if, on each monthly date, (a) equals or exceeds (b) where:

      (a) is the sum of all premiums paid, minus any partial surrenders, and minus any indebtedness; and

      (b) is the no-lapse guarantee to age 100 premium, as shown under Policy Data, times the number of months since the Policy Date, including the current month.

      Premiums may be paid on other than a monthly basis as long as the sum of premiums paid is at least equal to the total required no-lapse guarantee to age 100 premiums at all times. If on a monthly date, sufficient premiums have not been paid to maintain the no-lapse guarantee to age 100, the no-lapse guarantee to age 100 provision will no longer be in effect. Within 30 days of a monthly date, we will mail to your last known address a notice as to the premium needed to keep the no-lapse guarantee in effect. The no-lapse guarantee to age 100, however, can be reinstated within two years from the date of its lapse. Your policy will also lapse if, as described in the grace period provision, the no-lapse guarantee to age 100 and the no-lapse guarantee to age 70 are not in effect and the cash surrender value is insufficient to pay the monthly deduction on a monthly date.

      The no-lapse guarantee to age 100 premium will change if: 1) the specified amount is increased or decreased; 2) the death benefit option is changed; or 3) riders are added, changed, or terminated. The new no-lapse guarantee to age 100 premium will apply from the date of the change.

CAN YOU EVER REINSTATE THIS POLICY?

      This policy may be reinstated within 5 years after the end of the grace period unless it was surrendered for cash. To do this, we will require all of the following:

      1.    your written request to reinstate the policy;

      2.    evidence of insurability of the Insured satisfactory to us;

      3.    payment of the required reinstatement premium;

      4.    payment or reinstatement of any indebtedness.

      The required premium to reinstate the policy is an amount equal to (a) +
      (b) + (c)-(d) where:

            (a)   is the surrender charge which will be reinstated;

            (b) is an amount equal to the monthly deductions not taken during the grace period;

            (c) is an amount equal to the next 3 monthly deductions that will be taken after reinstatement;

            (d)   is the policy value which will be reinstated.

      The effective date of a reinstated policy will be the monthly date on or next following the date on which we approve the application for reinstatement.

      The incontestability period will apply from the effective date of reinstatement. We will have two years from the effective date of reinstatement to contest the truth of statements or representations in the reinstatement application.

39061 C                              Page 12


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                                 DEATH BENEFITS

DEATH PRIOR TO THE INSURED'S ATTAINED INSURANCE AGE 100

      The proceeds payable upon death will be the death benefit in effect on the date of the Insured's death, minus any indebtedness. The death benefit will be calculated based on the death benefit option in effect as of the date of the Insured's death. One of two options will apply: Option 1 or 2. Both options are described below. Any portion of the death benefit that is based on the variable account value will be determined each valuation date, but no less frequently than annually.

      The proceeds payable may be restricted by New York law. If a child is under the age of 14 years and 6 months, the maximum death benefit for such child, under all life insurance policies is limited to 50% of the amount of insurance you have in force under all life insurance policies on your life. If the child is under the age of 4 years and 6 months, the maximum death benefit for such child under all life insurance policies is limited to 25% of the amount of insurance you have in force under all life insurance policies on your life.

      The existence of excess insurance will be determined at the time coverage under this policy becomes effective. If there is insurance under more than one policy, priority by date of issue will determine which policy constitutes excess insurance. If there is excess insurance on the child, we will return to you the portion of the premiums, with interest, that paid for such excess.

WHAT IS OPTION 1?

      The death benefit under this option will be the greater of:

      1.    the specified amount; or

      2. the percentage of policy value for the Insured's attained age shown in the table below.

      Under this option, the policy value of this policy is part of the specified amount. The initial specified amount is shown under Policy Data. Such amount may be changed as explained in the Policy Change section. A partial surrender will reduce the specified amount.

WHAT IS OPTION 2?

      The death benefit under this option will be the greater of:

      1.    the policy value of this policy, plus the specified amount; or

      2. the percentage of policy value for the Insured's attained age shown in the table below.

      Under this option, the policy value is not a part of the specified amount. The initial specified amount is shown under Policy Data. Such amount may be changed as explained in the Policy Change section.

                       Insured's                  Applicable
                     Attained Age                 Percentage
                     ------------                 ----------
                      40 or less                     250
                      41                             243
                      42                             236
                      43                             229
                      44                             222
                      45                             215
                      46                             209
                      47                             203
                      48                             197
                      49                             191
                      50                             185
                      51                             178
                      52                             171
                      53                             164
                      54                             157
                      55                             150
                      56                             146
                      57                             142
                      58                             138
                      59                             134
                      60                             130

                       Insured's                  Applicable
                     Attained Age                 Percentage
                     ------------                 ----------
                        61                           128
                        62                           126
                        63                           124
                        64                           122
                        65                           120
                        66                           119
                        67                           118
                        68                           117
                        69                           116
                        70                           115
                        71                           113
                        72                           111
                        73                           109
                        74                           107
                        75-90                        105
                        91                           104
                        92                           103
                        93                           102
                        94                           101
                        95-100                       100

The percentage is designed to ensure that the policy meets the provisions of Federal tax law which require a minimum death benefit in relation to policy value for the policy to qualify as life insurance.

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WHICH DEATH BENEFIT OPTION WILL APPLY?

      You chose the death benefit option you wanted when you applied for this policy. The initial death benefit option is shown under Policy Data. While this policy is in force, you may change the option as explained in Policy Change section.

WHAT ARE THE PROCEEDS PAYABLE UPON DEATH OF THE INSURED ON OR AFTER THE INSURED'S AGE 100 ANNIVERSARY?

      The proceeds payable upon death of the Insured on or after the Insured's age 100 anniversary will be the greater of:

      1. the policy value on the date of death minus any indebtedness on the date of death; or

      2. the policy value at the Insured's age 100 anniversary minus any indebtedness on the date of death.

EXTENSION OF THE MATURITY DATE ON OR AFTER THE INSURED'S ATTAINED INSURANCE AGE 100

      When the policy is extended on or after the Insured's attained insurance age 100, the following will occur:

      1.    Interest earnings will continue to be credited to policy values;

      2.    Premium payments will no longer be accepted;

      3.    Monthly deductions will no longer be taken;

      4. Requests may not be made to decrease the specified amount or make a change to the death benefit option;

      5. Policy loans, loan repayments, full or partial surrenders will continue to be available under the terms of the policy; and

      6.    Any riders that are part of the policy will terminate.

      Termination of this extension occurs on the earlier of: (1) the date of your written request for this extension to end; (2) your written request to surrender the policy; or (3) the death of the Insured.

DISCLOSURE

      Under current federal tax law in effect as of the policy date, an extension of the policy on or after the Insured's attained insurance age 100 anniversary raises certain tax issues to which there are currently no clear answers. They include, but are not limited to the following:

      1. the policy may no longer qualify as life insurance for federal income tax purposes; and

      2. if the Internal Revenue Service takes the position that the policy does not qualify for life insurance for federal income tax purposes on or after the Insured's attained insurance age 100 anniversary, you could be taxed on any gain in the policy on or after the Insured's attained insurance age 100 anniversary.

      We strongly urge you to consult with your own tax advisor about the income tax consequences on or after the Insured's attained insurance age 100 anniversary. We accept no responsibility for any tax consequences incurred on or after the Insured's attained insurance age 100 anniversary.

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                                  POLICY CHANGE

CAN YOU REQUEST TO CHANGE THE BENEFITS OF THIS POLICY?

      Yes. While this policy is in force, you may request to decrease or increase the specified amount. You may also change the death benefit option from 1 to 2 or from 2 to 1. All such changes will be subject to the rules below.

WHAT ARE THE RULES FOR CHANGING THE SPECIFIED AMOUNT?

      DECREASES OF THE SPECIFIED AMOUNT

      You may decrease the specified amount once per policy year by written request. A decrease may only be made after the first policy year and is subject to the following rules.

      1. Any decrease will be effective on the monthly date on or next following our receipt of your written request. Any such decrease will be applied in the following order:

            (a) against the specified amount provided by the most recent increase; then

            (b)   against the next most recent increases successively; then

            (c)   against the initial specified amount shown under Policy Data.

      2. The specified amount that remains in force after a requested decrease may not be less than the minimum specified amount allowed shown under Policy Data.

      3. We reserve the right to decline to make any specified amount decrease that we determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

INCREASES OF THE SPECIFIED AMOUNT

      You may increase the specified amount at any time by written request. The following rules apply to any increase in specified amount other than that resulting solely from a change in death benefit option.

      1. You must apply for an increase by written request on a form satisfactory to us, and not later than the Insured's age 75 anniversary.

      2. You must furnish satisfactory evidence of insurability of the Insured.

      3. Any increase will be subject to our issue rules and limits at the time of increase.

      4.    The minimum increase in the specified amount is $10,000.

      5. Any increase will be effective on the monthly date on or next following the date your application is approved.

      6. A new schedule of surrender charges will apply to the amount of any increase in the specified amount.

      7. An increase in specified amount will be assigned a risk classification that may be the same or different than the risk classification assigned to the initial specified amount and any other increases in specified amount.

      The incontestability period will apply from the effective date of increase in specified amount, other than that resulting solely from a change in death benefit option. We will have two years from the effective date of increase to contest the truth of statements or representations in the application for an increase of specified amount.

HOW DO YOU CHANGE THE DEATH BENEFIT OPTION?

      You may change the death benefit option once per policy year by written request. You do not need to provide additional evidence of insurability. The change in option will be effective on the monthly date on or next following the date we approve your request.

      If the death benefit is Option 2, it may be changed to Option 1. The new specified amount will be the Option 2 death benefit as of the effective date of change.

      If the death benefit is Option 1, it may be changed to Option 2. The new specified amount will be the Option 1 death benefit, minus the policy value as of the effective date of change.

      The death benefit after a change may not be less than the minimum specified amount allowed shown under Policy Data.

      We reserve the right to decline to make any death benefit option change that we determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

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                                  POLICY VALUES

WHAT IS THE POLICY'S VALUE?

      On a given date, the policy value is equal to the fixed account value plus the variable account value. The policy value and cash surrender value will be determined each valuation date, but no less frequently than monthly.

WHAT IS THE FIXED ACCOUNT VALUE?

      On the policy date, the fixed account value equals: 1) the portion of the initial net premium allocated to the fixed account, plus any interest credited on such portion before the policy date; minus 2) the portion of the monthly deduction allocated to the fixed account for the first policy month.

      On any subsequent date, the fixed account value will be calculated as:

            a + b + c - d - e - f

      where:

      (a) is the fixed account value on the preceding monthly date plus interest thereon from the preceding monthly date to the date of calculation;

      (b) is the portion of net premiums allocated to the fixed account and received since the preceding monthly date, plus interest on such portions from the date such net premiums were received to the date of calculation;

      (c) is the amount of any transfers from the subaccounts, including loan transfers, to the fixed account since the preceding monthly date, plus interest on such transferred amounts from the effective dates of such transfers to the date of calculation;

      (d) is the amount of any transfers from the fixed account, including loan repayment transfers, to the subaccounts since the preceding monthly date, plus interest on such transferred amounts from the effective dates of such transfers to the date of calculation;

      (e) is the amount of any partial surrenders and partial surrender fees allocated to the fixed account since the preceding monthly date, plus interest on such surrendered amounts from the effective date of such partial surrenders to the date of calculation; and

      (f) if the date of calculation is a monthly date, the portion of the monthly deduction allocated to the fixed account for the policy month following the monthly date.

WHAT IS THE VARIABLE ACCOUNT VALUE?

      The variable account value is the sum of the values of the subaccounts under this policy as shown under Policy Data. The assets of the subaccounts will be valued each valuation date, but no less frequently than monthly.

      On the policy date, the value of each subaccount equals: 1) the portion of the initial net premium allocated to the subaccount, plus any interest credited on such portion before the policy date; minus 2) the portion of the monthly deduction allocated to the subaccount for the first policy month.

      On any subsequent date, the value of each subaccount will be calculated as:

            a + b + c - d - e - f

      where:

      (a) is the value of the subaccount on the preceding valuation date, multiplied by the net investment factor for the current valuation period;

      (b) is the net premiums received and allocated to the subaccount during the current valuation period;

      (c) is the amount of any transfers from other subaccounts or the fixed account, including loan repayment transfers, to the subaccount during the current valuation period;

      (d) is the amount of any transfers to other subaccounts or the fixed account, including loan transfers, from the subaccount during the current valuation period;

      (e) is the amount of partial surrender and partial surrender fee allocated to the subaccount during the current valuation period;

      (f) is the portion of any monthly deduction during the current valuation period allocated to the subaccount for the policy month following the monthly date.

39061 C                              Page 16


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WHAT IS THE MONTHLY DEDUCTION?

      A deduction will be made each monthly date for the cost of insurance, policy fee, and the cost of any riders, for the policy month following such monthly date. The monthly deduction for a policy month will be calculated as:

      (a) + (b) + (c)

      where:

      (a)   is the cost of insurance for the policy month;

      (b)   is the policy fee shown under Policy Data; and

      (c)   is the cost of any policy riders for the policy month.

      The monthly deduction will be taken from the fixed account and the subaccounts with value according to the monthly deduction allocation percentages specified in your application for this policy. You may choose any whole percentage for each account from 0% to 100%. By written request, you may change the percentages. Any change will be effective for monthly deductions taken thereafter.

      The monthly deduction will be taken from the fixed account and the subaccounts with value on a prorata basis if: 1) the value in the fixed account or in any subaccount is insufficient to pay the portion of the monthly deduction so allocated; or 2) you do not specify the account or subaccounts from which the monthly deduction is to be taken.

HOW IS THE COST OF INSURANCE CALCULATED?

      The cost of insurance for a policy month is calculated as:

            a x (b - c) + d
            ----------
               1000

      where:

      (a)   is the cost of insurance rate described below;

      (b) is the death benefit on the monthly date divided by the guaranteed interest rate factor shown under Policy Data;

      (c) is the policy value at the beginning of the policy month. At this point, the policy value has been reduced by the monthly deduction except for the part of the monthly deduction that pays for the cost of insurance; and

      (d) is the amount of any flat extra insurance charges as shown under Policy Data.

      If there have been changes in the specified amount the policy value is considered a pro-rata part of each segment of specified amount. The part of the policy value that applies to a segment of specified amount is the segment of specified amount divided by the total specified amount. The cost of insurance rate that applies to each segment of specified amount is based on the risk classification for that segment of specified amount.

      The initial specified amount and any increases in specified amount are each segments of specified amount. Decreases in specified amount are applied against the segments of specified amount as described in the provision entitled "Decreases of the Specified Amount" of the "Policy Change" section of the policy.

WHAT IS THE COST OF INSURANCE RATE?

      The cost of insurance rate is the rate applied to the insurance under this policy to determine the monthly deduction. It is based on the sex, attained age, and risk classification of the Insured. "Attained Age" means age on the prior policy anniversary.

      We may change monthly cost of insurance rates from time to time. Any change in the cost of insurance rate will apply to all individuals of the same risk class as the Insured. Any change will be in accordance with procedures and standards on file with the state insurance department. We will review the cost of insurance rates for in force policies whenever we change the cost of insurance rates for new policies. This review will be done no more than once each policy year but no less than once each five policy years. Cost of insurance rates will be determined by us based on our expectations as to expense, persistency and investment earnings experience.

      The guaranteed maximum monthly cost of insurance rates shown in this policy on pages 4 The guaranteed maximum monthly cost of insurance rates shown in this policy on pages 4 and 5, for ages 20 and over, are based on the 1980 Commissioners Standard Ordinary Smoker or Nonsmoker, Male or Female Mortality Tables, Age Last Birthday.

      The rates for ages under 20 do not distinguish between smokers and nonsmokers and are based on the 1980 Standard Ordinary Mortality Table, Male or Female, Age Last Birthday. Shortly before the Insured's becomes age 20, we will send you a notice that we may begin charging smoker rates upon the Insured's age 20 policy anniversary. If you do not apply for nonsmoker rates, or the Insured does not qualify for nonsmoker rates, the Insured will be reclassified as a smoker, and smoker guaranteed maximum monthly cost of insurance rates will apply to the policy.

39061 C                              Page 17

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WHAT INTEREST RATE IS USED TO DETERMINE THE FIXED ACCOUNT VALUE?

      The guaranteed interest rate applied in the calculation of the fixed account value is shown under Policy Data. Interest in excess of the guaranteed interest rate shown under Policy Data may be applied in the calculation of the fixed account value at such increased rates and in such manner as we may determine.

      Interest in excess of the guaranteed interest rate as shown under Policy Data however, will not be applied to the portion of the policy value that equals any indebtedness due us.

      If we apply excess interest, it will be applied daily in the calculation of the fixed account value and will result in additional fixed account value. The excess interest rate will be applied to the fixed account value, net premiums, transfers, partial surrender amounts and partial surrender fee as used in the calculation of the fixed account value.

      Any change in the excess interest rate will apply to all policies of the same class. Excess rates will be determined by us based on our expectations as to future interest rates.

FOR HOW LONG WILL THE POLICY VALUE CONTINUE YOUR INSURANCE?

      If sufficient scheduled premium payments are not continued, insurance coverage under this policy and any benefits provided by riders will be continued until the cash surrender value is insufficient to cover the monthly deduction, as provided in the Grace Period provision.

WHAT IS THE BASIS USED FOR POLICY VALUES?

      Values and reserves are equal to or greater than those required by law. Where required, a detailed statement of the method of computation of values and reserves has been filed with the insurance department of the state where this policy was delivered.

WILL YOU RECEIVE INFORMATION ABOUT THE VALUES OF THIS POLICY?

      Yes. At least once a year, we will send to your last known address, a report that shows:

      1.    the current policy value;

      2.    premiums paid since the last report;

      3.    all charges since the last report;

      4.    indebtedness on this policy;

      5.    the current cash surrender value;

      6.    the current death benefit; and

      7.    partial surrenders since the last report.

      At any time, upon written request by you, we will provide a projection of future death benefits and policy values. The projection will be based on
      (1) assumptions as to specified amount(s), type of coverage option and future premium payments as are necessary and specified by us and/or you.

IS THERE A PAID-UP OPTION?

      Yes. By written request, the cash surrender value of this policy can be used to purchase an amount of paid-up insurance. The request may be made in the 30 days before any policy anniversary prior to the Insured's attained insurance age 100. If you request this option, you will be forfeiting all rights to make future premium payments. All riders will terminate. The paid-up insurance policy will be effective as of the policy anniversary after your written request.

      The insurance amount and the cash surrender value of the paid-up insurance will be based on the cost of insurance rates guaranteed in the policy, with 4% interest. This policy's death benefit and policy value, both as of the date of the paid-up policy's purchase, will also be used to compute the paid-up policy's insurance amount. The paid-up policy's insurance amount, minus its cash surrender value, cannot be greater than this policy's death benefit, minus its policy value. The amount purchased will remain level and will mature on the Insured's attained insurance age 100. Any cash surrender value that is not used to purchase the paid-up insurance amount will be paid to you. The amount of paid-up insurance will not be less than that required by law.

      At any time before the Insured's death, you may surrender the paid-up insurance for its cash surrender value.

39061 C                              Page 18


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                                  POLICY LOANS

CAN YOU BORROW MONEY ON THIS POLICY? HOW?

      By written request, you may obtain a loan from us whenever this policy has a loan value. You are advised to consult with a tax advisor before obtaining a policy loan. The loan value of this policy is the only security required for your loan. A loan must be for at least $200. We will pay interest on the loaned amount at an annual rate as stated under Policy Data. Loans may affect the no-lapse guarantee as described in the Premiums section of this policy.

      If you do not specify the accounts from which the loan is to be made, the loan will be made from the fixed account and the subaccounts with value on a pro-rata basis.

      The amount of any loan and any loan interest from the subaccounts will be transferred from the subaccounts to the fixed account.

CAN WE DELAY OR SUSPEND PAYMENT OF A LOAN?

      We will normally pay the portion of any loan from the subaccounts within 7 days after we receive your written request in our home office. We have the right, however, to suspend or delay the date of any loan from the subaccounts for any period:

      1.    when the New York Stock Exchange is closed; or

      2.    when trading on the New York Stock Exchange is restricted; or

      3.    when an emergency exists, and as a result:

      (a) disposal of securities held in the subaccounts is not reasonably practicable; or

      (b) it is not reasonably practicable to fairly determine the value of the assets of the subaccounts; or

      4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders.

      Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth in the above items 2 and 3 exist.

      For any loans from the fixed account, we have the right to postpone the loan for up to 6 months unless the loan is used to pay premiums on any policies you have with us.

      If we postpone payment more than 10 days, we will also pay you interest. Interest will be paid on the loan amount request at the rate of 3% per year compounded annually for the period of postponement.

WHAT IS THE INTEREST RATE FOR A POLICY LOAN?

      The current loan interest rate for policy loans is shown under Policy Data. We reserve the right to increase the current loan interest rate charge, but it will never exceed the guaranteed loan interest rate shown under Policy Data.

      Loan interest is charged daily and payable at the end of the policy year. If the loan interest is not paid when it is due, it will be added to your indebtedness and charged the same interest rate as your loan. The additional interest will be taken from the fixed account and the subaccounts with value on a pro-rata basis.

      Any loan interest taken from the fixed account will remain in the fixed account but will then earn loan interest at the guaranteed interest rate shown under Policy Data. The amount of any loan interest taken from the subaccounts will be transferred from the subaccounts to the fixed account and then earn interest at the guaranteed interest rate shown under Policy Data.

      Any change in the loan interest rate will apply to all policies of the same class and duration.

      Interest rates will be reviewed at least once every twelve months but not more frequently than once in any three month period. The loan interest rate will be based on our expectations as to expense, persistency and investment earnings.

WHAT IS THE MAXIMUM LOAN VALUE OF THIS POLICY?

      You can borrow an amount up to 90% of the policy value minus surrender charges. We calculate the policy value as of the date of the loan. Interest to pay for the loan until the next policy anniversary will be included in determining the maximum loan value.

39061 C                              Page 19


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WHEN CAN YOU REPAY YOUR LOAN?

      Your loan can be repaid in full or in part at any time before the Insured's death and while this policy is in force. A loan that exists at the end of the grace period may not be repaid unless this policy is reinstated.

      Repayments should be clearly marked as "loan repayments"; otherwise, they will be credited to this policy as premiums. Loan repayments must be in amounts of at least $25. Remaining loan amounts of less than $25 can be paid in full. Loan repayments will be allocated to the fixed account and the subaccounts according to the premium allocation percentages in effect unless you tell us otherwise.

WHAT IF YOUR LOAN IS NOT REPAID?

      Failure to repay a loan or to pay loan interest will not terminate this policy unless the cash surrender value is insufficient to cover the monthly deduction, as provided in the Grace Period provision. This would happen if indebtedness exceeded the policy value, minus surrender charges.

                                POLICY SURRENDER

CAN YOU SURRENDER THIS POLICY?

      Yes. You may surrender this policy for its cash surrender value at any time. Your request must be in writing. Upon surrender for the cash surrender value, this policy will terminate.

      The cash surrender value of this policy is:

      1.    the policy value at the time of surrender; minus

      2.    any indebtedness on this policy; minus

      3.    any applicable surrender charges as shown under Policy Data.

IS A PARTIAL SURRENDER POSSIBLE?

      Yes. By written request or other requests acceptable to us, you may partially surrender this policy for an amount less than the cash surrender value. Partial surrenders are subject to the rules below and payment of the Partial Surrender Fee shown under Policy Data. We reserve the right to limit the frequency of partial surrenders you may request to once per policy year. Partial surrenders may affect the no-lapse guarantee as described in the Premiums section of this policy.

      If death benefit Option 1 is in effect, both the specified amount and the policy value will be reduced by the amount of surrender and partial surrender fee.

      If death benefit Option 2 is in effect, the policy value will be reduced by the amount of surrender and the partial surrender fee.

      Any decrease in specified amount will be applied in the following order:

      (a)   against the specified amount provided by the most recent increase;
            then

      (b)   against the next most recent increases successively; then

      (c)   against the initial specified amount shown under Policy Data.

WHAT ARE THE RULES FOR A PARTIAL SURRENDER?

      The following rules will apply to any partial surrender:

      1.    partial surrenders may not be made in the first policy year;

      2.    the minimum amount that may be surrendered is $500;

      3. the partial surrender amount cannot exceed 90% of the full cash surrender value;

      4. the death benefit that remains in force may not be less than the minimum specified amount allowed shown under Policy Data;

      5. the partial surrender fee is as stated under Policy Data. The surrender amount and partial surrender fee will be deducted from the policy value at the time of each partial surrender; and

      6. we reserve the right to decline a request for a partial surrender that we determine would cause this policy to fail to qualify as life insurance under applicable tax laws.

      If you do not specify the accounts from which the surrender is to be made, the surrender will be made from the fixed account and the subaccounts with value on a pro-rata basis.

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CAN WE DELAY OR SUSPEND PAYMENT OF A SURRENDER?

      We will normally pay the portion of any surrendered amount from the subaccounts within 7 days after we receive your written request in our home office. We have the right, however, to suspend or delay the date of any surrender payment from the subaccounts for any period:

      1.    when the New York Stock Exchange is closed; or

      2.    when trading on the New York Stock Exchange is restricted, or

      3.    when an emergency exists, and as a result:

            (a) disposal of securities held in the subaccounts is not reasonably practicable; or

            (b) it is not reasonably practicable to fairly determine the value of the assets of the subaccounts; or

      4. during any other period when the Securities and Exchange Commission, by order, so permits for the protection of security holders.

      Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth in the above items 2 and 3 exist.

      For any surrender request from the fixed account, we have the right to postpone the payment for up to 6 months. If we postpone payment more than 10 days, we will also pay you interest. The interest will be paid at the rate of 3% per year compounded annually based on the amount surrendered for the period of postponement.

                                   SUBACCOUNTS

WHAT ARE THE SUBACCOUNTS?

      The subaccounts are separate investment accounts of ours. They are named under Policy Data. We have allocated a part of our assets for this and certain other policies to the subaccounts. Such assets remain our property. They cannot be charged, however, with liabilities from any other business in which we may take part.

WHAT ARE THE INVESTMENTS OF THE SUBACCOUNTS?

      Net premiums and transfers will be allocated as you specify. Each subaccount will buy the investment shown for that subaccount under Policy Data or as later added or changed.

HOW DO WE VALUE THE SUBACCOUNTS?

      The subaccount value is determined by multiplying the number of accumulation units credited to the subaccount by the appropriate accumulation unit values.

WHAT ARE SUBACCOUNT ACCUMULATION UNITS?

      The number of accumulation units for each of the subaccounts is found by dividing: (1) the amount allocated to the subaccount; by (2) the subaccount's accumulation unit value for the valuation period in which we received the premium payment, transfer request, or partial surrender request.

WHAT IS THE SUBACCOUNT ACCUMULATION UNIT VALUE?

      The value of an accumulation unit for each of the subaccounts was arbitrarily set at $1 when the first investments were bought.

      The value for any later valuation period is found as follows: The accumulation unit value for a subaccount for the last prior valuation period is multiplied by such subaccount's net investment factor for the following valuation period. The result is the accumulation unit value. The value of an accumulation unit may increase or decrease from one valuation period to the next.

WHAT IS THE NET INVESTMENT FACTOR? HOW IS IT DETERMINED?

      The net investment factor is an index applied to measure the investment performance of a subaccount from one valuation period to the next. The net investment factor may be greater or less than one; therefore, the value of an accumulation unit may increase or decrease.

      To find the net investment factor of any such subaccount for any valuation period, we divide (1) by (2), and subtract (3) from the result, where:

39061 C                              Page 21


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      (1)   is the net result of:

            a. the net asset value per share of the portfolios or funds held in the subaccount determined at the end of the current valuation period; plus

            b. the per-share amount of any dividend or capital gain distributions made by the investment held in the subaccount, if the "ex-dividend" date occurs during the current valuation period; plus or minus

            c. a per-share charge or credit for any taxes reserved for the current valuation period that we determine to have resulted from the investment operations of the subaccount;

      (2)   is the net result of:

            a. the net asset value per share of the portfolios or funds held in the subaccount, determined at the end of the last prior valuation period; plus or minus

            b. the per-share charge or credit for any taxes reserved for the last prior valuation period; and

      (3)   is a factor representing the mortality and expense risk charge.

WHAT DEDUCTIONS ARE MADE FROM THE SUBACCOUNTS?

      The mortality and expense risk charge compensates us for assuming the mortality and expense risks under this policy. It is equal on an annual basis to the percentage, as stated under Policy Data, of the daily value of the subaccounts. The deduction will be (1) made from each subaccount with value; and (2) computed on a daily basis.

      We will review the mortality and expense risk charge for in force policies whenever we change the mortality and expense risk charge for new policies. This review will be done no more than once each policy year but no less than once each five policy years. Mortality and expense risk charges will be determined by us based on our expectations as to expense, persistency and investment earnings experience.

CAN THE INVESTMENTS OF THE SUBACCOUNTS BE CHANGED?

      This would happen if laws or regulations changed, the investment became unavailable, or, in the judgement of IDS Life Insurance Company of New York, the investments were no longer suitable for the subaccounts. If any of these situations occurred, we would have the right to substitute investments other than those shown under Policy Data. We would first seek the approval of the Securities and Exchange Commission and the New York Superintendent of Insurance.

CAN TRANSFERS BE MADE AMONG YOUR SUBACCOUNTS AND FIXED ACCOUNT?

      By written request or other requests acceptable to us, you may transfer all or part of the value of a subaccount to one or more of the other subaccounts or to the fixed account. The amount transferred, however, must be at least: 1) $250; or 2) the total value in the subaccount, if less. We reserve the right to limit such transfers to 5 per policy year. We may suspend or modify this transfer privilege at any time with the necessary approval of the Securities and Exchange Commission and the New York Superintendent of Insurance.

      You may also transfer from the fixed account to the subaccounts once a year, but only on the policy anniversary or within 30 days after such policy anniversary. If you make this transfer, you cannot transfer from the subaccounts back into the fixed account until the next policy anniversary. If we receive your written request within 30 days before the policy anniversary date, the transfer from the fixed account to the subaccounts will be effective on the anniversary date. If we receive your written request within 30 days after the policy anniversary date, the transfer from the fixed account to the subaccounts will be effective on the date we receive the request. The minimum transfer amount is $250 or the fixed account value minus indebtedness, if less. The maximum transfer amount is the fixed account value, minus indebtedness. We may suspend or modify this transfer privilege at any time with the necessary approval of the Securities and Exchange Commission and the New York Superintendent of Insurance.

      You may also transfer all or part of the value of a subaccount to one or more of the other subaccounts or to the fixed account by automated transfers. Only one automated transfer arrangement can be in effect at any time. Policy values may be transferred to one or more subaccounts and to the fixed account, but can be transferred from only one account. The minimum automated transfer amount is $50. Twelve automated transfers from the fixed account may not exceed an amount that, if continued, would deplete the fixed account within 12 months.

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                           PAYMENT OF POLICY PROCEEDS

WHAT PROOF IS NECESSARY TO PROCESS A CLAIM FOR THE DEATH BENEFIT OF THIS POLICY?

      Proof satisfactory to us of the Insured's death is determined by our receipt of a notarized death claim statement making claim to the insurance provided by this policy and a certified death certificate. Additionally, a physician's statement will be required for claims occurring within two years from: (1) the policy date; (2) the effective date of reinstatement; or, (3) any additional specified amount other than that resulting solely from a change in death benefit option issued after the policy date.

HOW ARE THE PROCEEDS PAID?

      We will pay the proceeds in a single sum unless a payment option has been selected. The date on which the proceeds are paid in a lump sum or first placed under a payment option is the settlement date. All proceeds are payable at our home office. We will pay interest at a rate then in effect, on death proceeds from the date of the Insured's death to the settlement date.

WHAT ARE THE PAYMENT OPTIONS OTHER THAN A SINGLE SUM?

      During the Insured's lifetime, you may request in writing that we pay the proceeds under one or more of the payment options shown below, or that we change a prior election. You may elect other payment options not shown if we agree. Unless we agree otherwise, however, a payment option may be selected only if the payments are to be made to a natural person in that person's own right. Also, the amount of proceeds placed under a payment option must be at least $5,000. The following payment options are based on 3% interest and the 1983A Mortality Table with Projection Scale G.

OPTION A - INTEREST PAYMENTS

      We will pay interest on proceeds placed under this option at the rate of 3% per year compounded annually. We will make regular interest payments at intervals and for a period that is agreeable to both you and us. At the end of any payment interval, a withdrawal of proceeds may be made in the amount of at least $100. At any time, all of the proceeds that remain may be withdrawn or placed under a different payment option approved by us.

OPTION B - PAYMENTS FOR A SPECIFIED PERIOD

      We will make monthly payments for a specified number of years. The amount of each monthly payment for each $1,000 placed under this option is shown in the table below. Monthly payment amounts for years not shown will be furnished upon request.

                                 OPTION B TABLE

                            NUMBER        MONTHLY
                           OF YEARS    PAYMENT/$1000
                           --------    -------------
                              10           9.61
                              15           6.87
                              20           5.51
                              25           4.71
                              30           4.18

OPTION C - LIFETIME INCOME

      We will make monthly payments for the life of the person (the payee) who is to receive the income. Payment will be guaranteed for either 5, 10, or 15 years. The amount of each monthly payment for each $1,000 placed under this option will be based on our Table of Settlement Rates in effect at the time of the first payment. The amounts will not be less than those shown in the following table for the sex and age of the payee on the due date of the first payment.

      Monthly income amounts for any age not shown in the following table will be furnished upon request.

39061 C                              Page 23


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                      OPTION C TABLE  M = MALE  F = FEMALE
               LIFE INCOME PER $1,000 WITH PAYMENTS GUARANTEED FOR

           SETTLEMENT          5 YEARS         10 YEARS         15 YEARS
AGE PAYEE  BEGINNING IN YEAR      M      F        M       F        M       F
---------  -----------------   -------  ----   --------  ----   --------  ----
   65      2010                  5.19   4.61     5.08    4.57     4.90    4.49
           2020                  5.03   4.49     4.94    4.45     4.78    4.39
           2030                  4.88   4.38     4.81    4.35     4.68    4.30
   75      2010                  7.14   6.23     6.63    5.99     5.95    5.60
           2020                  6.84   5.99     6.42    5.79     5.84    5.47
           2030                  6.58   5.78     6.23    5.62     5.73    5.35
   85      2010                 10.45   9.41     8.44    8.04     6.72    6.62
           2020                 10.00   8.98     8.27    7.83     6.68    6.57
           2030                  9.60   8.59     8.11    7.64     6.65    6.52

The table above is based on the "1983 Individual Annuitant Mortality Table A" at 3.00% with 100% Projection Scale G. Settlement rates for any year, age, or any combination of year, age and sex not shown above, will be calculated on the same basis as those rates shown in the table above. We will furnish such rates upon request.

WILL A SUPPLEMENTAL CONTRACT BE PREPARED IF PROCEEDS ARE PLACED UNDER A PAYMENT OPTION?

      If a payment option is requested, we will prepare an agreement stating the terms under which payments will be made. The agreement will include statements about withdrawal value, if any, and to whom remaining proceeds will be paid if the payee dies.

CAN A BENEFICIARY REQUEST A PAYMENT OPTION?

      After the Insured's death but before any proceeds are paid, the beneficiary may select a payment option by written request to us. You may provide, however, that the beneficiary will not be permitted to change the payment option you have selected.

ARE EXCESS INTEREST EARNINGS PAYABLE BY US?

      On each anniversary of the settlement date, we will determine excess interest, if any, on payment option deposits. Any such excess interest will be paid under Option A or B.

39061 C                              Page 24

FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY

-     POLICY CONTINUES UNTIL DEATH OR SURRENDER.

-     FLEXIBLE PREMIUMS PAYABLE AS DESCRIBED HEREIN.

-     NO-LAPSE GUARANTEES AS DESCRIBED HEREIN.

-     THIS POLICY IS NONPARTICIPATING. DIVIDENDS ARE NOT PAYABLE.

IDS LIFE INSURANCE COMPANY OF NEW YORK
20 Madison Avenue Extension
PO Box 5144
Albany, New York 12205

                               BASE INSURED RIDER

                                 TERM INSURANCE

Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them. No separate policy values are generated by this rider, but the addition of the rider may affect the policy's value.

RIDER INSURED

      The person insured under the base policy and this rider as shown under Policy Data.

FACE AMOUNT

      The amount of the death benefit provided by this rider. The face amount for the rider insured is shown under Policy Data.

BENEFIT OF THIS RIDER

      If we receive proof satisfactory to us that the rider insured died while this rider was in force, we will pay a death benefit to the beneficiary of this rider. The death benefit will be the face amount of this rider in force as of the date of death of the rider insured.

      The beneficiary is named in the application for the policy unless changed as provided below.

      Subject to the terms of the policy, the face amount payable by this rider to the beneficiary may be applied under one of the payment options shown in the policy.

      The amount of the benefit provided by this rider will be the amount shown for this rider under Policy Data unless the amount payable is restricted by New York law. If a child is under the age of 14 years and 6 months, the maximum death benefit for such child, under all life insurance policies is limited to 50% of the amount of insurance you have in force under all life insurance policies on your life. If the child is under the age of 4 years and 6 months, the maximum death benefit for such child, under all life insurance policies is limited to 25% of the amount of insurance you have in force under all life insurance policies on your life.

      The existence of excess insurance will be determined at the time coverage under this rider becomes effective. If there is insurance under more than one policy, priority by date of issue will determine which policy constitutes excess insurance. If there is excess insurance on the child, we will return to you the portion of the premiums, with interest, that paid for such excess.

MONTHLY DEDUCTION FOR THE COST OF THIS RIDER

      While this rider is in force, a monthly deduction for the cost of this rider is taken from the policy's value. The amount of the deduction is this rider's face amount, as shown under Policy Data, divided by 1,000 times the monthly cost of insurance rate described below.

MONTHLY COST OF INSURANCE RATE

      The cost of insurance rate is the rate applied to this rider's face amount of insurance to determine the monthly deduction. It is based on the sex, attained age and risk classification of the rider insured.

      We may change the cost of insurance rates from time to time. Any change in the cost of insurance rate will apply to all individuals of the same risk class as the rider insured. Any change will be in accordance with procedures and standards on file with the state insurance department. We will review cost of insurance rates for inforce policies whenever we change the cost of insurance rates for new policies. This review will be done no more than once each policy year but no less than once each five policy years. Cost of insurance rates will be determined by us based on our expectations as to expense, persistency, and investment earnings experience.

      The guaranteed maximum monthly cost of insurance rates as shown under the base policy for ages 20 and over, are based on the 1980 Commissioners Standard Ordinary Smoker or Nonsmoker, Male or Female Mortality Tables, Age Last Birthday. The cost of insurance rates will not exceed the Guaranteed Maximum Monthly Cost of Insurance Rates as shown under the base policy.

      For ages 20 and under, the Guaranteed Maximum Monthly Cost of Insurance Rates are based on the 1980 Commissioner's Standard Ordinary Mortality Table, Age Last Birthday

139043                               Page 1                                 2/03
      which does not distinguish between smokers and nonsmokers. Sixty days before the Rider Insured becomes age 20, we will send you a notice that we will begin charging smoker cost of insurance rates upon the rider insured's age 20 anniversary. If you do not apply for nonsmoker cost of insurance rates or the rider insured does not qualify for nonsmoker rates, the rider insured will be reclassified as a smoker and smoker guaranteed cost of insurance rates will apply to this rider.

      The only requirement for your request to change from a smoker to a nonsmoker status is your statement that tobacco products or nicotine have not been used within the past two years.

CHANGING THE RIDER FACE AMOUNT OF INSURANCE

      DECREASES

      While this rider is in force you may decrease this rider's face amount of insurance at any time by written request. Such request may only be made after the first rider anniversary and is subject to the following rules:

      1. Any decrease in face amount will be effective on the monthly date on or next following our receipt of your written request. Any such decrease will be applied in the following order:

            (a)   against the face amount provided by the most recent increase;
                  then

            (b)   against the next most recent increases successively; then

            (c)   against the original face amount of this rider.

      2. the face amount that remains in force after a decrease may not be less than the minimum face amount shown under Policy Data.

      INCREASES

      While this rider is in force you may increase this rider's face amount of insurance at any time by written request. The following rules apply to any increase in this rider's face amount of insurance:

      1. You must apply for an increase by written request on a form satisfactory to us, and prior to the rider insured's attained insurance age 76; and

      2. You must furnish satisfactory evidence of insurability of the rider insured; and

      3. Any increase will be subject to our issue rules and limits at the time of increase; and

      4.    The minimum increase in the face amount is $10,000; and

      5. Any increase will be effective on the monthly date on or next following the date your application is approved.

CONVERTING COVERAGE UNDER THIS RIDER TO THE BASE POLICY

      After the first policy anniversary, you may convert insurance provided by this rider to the base insurance policy. No evidence of insurability will be required. Coverage may be converted only:

      1.    if the rider insured is alive;

      2.    while this rider is in force;

      3.    before the later of:

            a.    the rider insured's age 65 anniversary; or

            b.    the tenth policy anniversary;

            In addition, you can convert at any time if the death benefit of the base policy is equal to the percentage of policy value for the rider insured's attained age shown in the applicable percentage table found in the "Death Benefits" section of the base policy.

                  and;

      4.    while the base policy is in force.

      The minimum amount which can be converted is $10,000. The face amount that remains in force may not be less than the minimum face amount shown under Policy Data.

      Application must be made by written request. During your lifetime only you may apply for conversion.

RIDER TERMINATION

      This rider will terminate on the earliest of the following:

      1. the monthly date on or next following receipt of your written request for coverage to end: or

      2. the date the policy terminates due to other than the rider insured's death; or

      3. the date of complete conversion of coverage as provided in this rider; or

      4.    the rider insured's age 80 anniversary.

139043                               Page 2                                 2/03

RIDER REINSTATEMENT

      If the policy and this rider lapsed as provided in the policy's grace period provision, this rider may be reinstated within 5 years of the date of lapse if:

      1.    this rider was in effect when the policy lapsed; and

      2.    the policy is reinstated; and

      3.    the following stated requirements are met.

      In order to reinstate coverage for this rider, we will require:

      1. you to furnish satisfactory evidence of insurability for the rider insured; and

      2.    pay a premium sufficient to keep this rider in force for 3 months.

      The effective date of reinstatement will be the monthly date on or next following the date we approve the application for reinstatement. We will have two years from the effective date of reinstatement to contest the truth of statements or representations in the reinstatement application.

MISSTATEMENT OF AGE OR SEX

      In the event the age or sex of the rider insured has been misstated, any amount payable under this rider will be the amount of insurance, if any, that the rider cost for the policy month during which such death occurred, would have purchased had the cost of the benefit provided under the rider been calculated using the rider cost of insurance rates for the correct age and sex.

INCONTESTABILITY

      After coverage with respect to the rider insured has been in force during the rider insured's lifetime for two years from its effective date, we cannot contest the coverage.

      Any increase in face amount which requires proof of insurability will be incontestible only after such amount has been in force during the rider insured's lifetime for two years from the effective date of such amount.

SUICIDE EXCLUSION

      Suicide by the rider insured, whether sane or insane, within two years from the effective date of coverage is not covered. In this event, our liability under this rider will be limited to the total of the monthly deductions taken for the rider insured's coverage.

      If the rider insured commits suicide while sane or insane within two years after the effective date of any increase in face amount, our liability will be limited to the monthly deductions taken for the additional coverage.

RIDER EFFECTIVE DATE

      The effective date of this rider is the policy date of the policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY OF NEW YORK

/s/ Paul R. Johnston

SECRETARY

139043                               Page 3                                 2/03

                         ACCIDENTAL DEATH BENEFIT RIDER

Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them. This rider does not increase your policy values.

WHAT BENEFIT DOES THIS RIDER PROVIDE?

      We will pay the Accidental Death Benefit shown under Policy Data if we receive proof satisfactory to us that the insured's death:

      1. resulted, directly and independently of all other causes, from accidental bodily injury; and

      2.    occurred while this rider was in force; and

      3.    occurred within 90 days of the injury.

      This benefit is in addition to any other benefits payable under the policy. If payable, it will be included in the proceeds of the policy.

WHAT RISKS ARE NOT COVERED BY THIS RIDER?

      The benefits of this rider are not payable if death resulted from or was contributed to by any of the following:

      1.    suicide or attempted suicide;

      2.    bodily or mental infirmity, illness, or disease;

      3.    infection of any nature not resulting from accidental bodily injury;

      4. poison, gas, or fumes taken, administered, or inhaled voluntarily or otherwise, except under the direction of a licensed physician, or in the course of the insured's occupation;

      5. the voluntary taking of drugs or narcotics unless prescribed by a licensed physician;

      6.    the insured's commission of or attempt to commit a felony;

      7. an act or incident of war, declared or not, or any type of military conflict;

      8.    travel in or descent from any kind of aircraft if:

            a. the insured was taking part in training or had duties aboard the aircraft; or

            b. the aircraft was operated by or for the armed forces of any country.

IS THERE A MONTHLY DEDUCTION FOR THE COST OF THIS RIDER?

      Yes. While this rider is in force, a monthly deduction is taken from the policy's value for the cost of this rider. The amount can be determined from the Rider Cost of Insurance Table shown below.

WHEN WILL THIS RIDER BECOME INCONTESTABLE?

      After this rider has been in force during the insured's lifetime for two years from its effective date, we cannot contest this rider.

WHEN WILL THIS RIDER TERMINATE?

      This rider will terminate on the earliest of the following:

      1. the monthly date on or next following receipt of your written request for coverage to end; or

      2.    the date the policy terminates; or

      3.    the insured's age 70 anniversary.

39593                                                                       8/87

WHAT IS THE EFFECTIVE DATE OF THIS RIDER?

      This rider is issued as of the policy date of the policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY OF NEW YORK

/s/ Paul R. Johnston

Secretary

39593                                Page 2

                          RIDER COST OF INSURANCE TABLE

The monthly deduction for the cost of this rider is equal to A x B where:
                                                             -----
                                                             1,000

A is the Accidental Death Benefit; and

B is the ADB Rate from the table below based on the then attained age of the insured.

                             ATTAINED
                              AGE OF    MONTHLY ADB RATE*
                              INSURED    MALE     FEMALE
                             --------   ------   --------

                                 5      $  .07   $    .04
                                 6         .07        .04
                                 7         .07        .04
                                 8         .07        .05
                                 9         .08        .05

                                10         .08        .05
                                11         .08        .05
                                12         .09        .05
                                13         .09        .06
                                14         .10        .06

                                15         .10        .06
                                16         .10        .06
                                17         .11        .07
                                18         .12        .07
                                19         .12        .07

                                20         .12        .07
                                21         .12        .07
                                22         .11        .06
                                23         .10        .06
                                24         .10        .05

                                25         .09        .05
                                26         .09        .05
                                27         .08        .04
                                28         .08        .04
                                29         .08        .04

                                30         .08        .04
                                31         .08        .04
                                32         .08        .04
                                33         .08        .04
                                34         .08        .04

                                35         .08        .04
                                36         .08        .04
                                37         .08        .04
                                38         .08        .04
                                39         .08        .04

                             ATTAINED
                              AGE OF    MONTHLY ADB RATE*
                              INSURED    MALE     FEMALE
                             --------   ------   --------

                                40      $  .08   $    .04
                                41         .08        .04
                                42         .08        .04
                                43         .08        .04
                                44         .08        .04

                                45         .08        .04
                                46         .08        .04
                                47         .08        .04
                                48         .08        .04
                                49         .08        .04

                                50         .08        .04
                                51         .08        .04
                                52         .08        .04
                                53         .09        .05
                                54         .09        .05

                                55         .09        .05
                                56         .09        .05
                                57         .09        .05
                                58         .10        .06
                                59         .10        .06

                                60         .10        .06
                                61         .10        .06
                                62         .11        .06
                                63         .11        .07
                                64         .11        .07

                                65         .12        .07
                                66         .13        .08
                                67         .14        .09
                                68         .15        .10
                                69         .16        .11

* If this rider is issued with other than a standard rating classification, the ADB Rates will be adjusted by multiplying the above monthly rates by the ADB Rating Factor shown under Policy Data.

39593                                Page 3

                      CHILDREN'S LEVEL TERM INSURANCE RIDER

Based on the application for this rider and the payment of the premium, this rider is made a part of this policy. This rider is subject to all policy terms and provisions unless this rider changes them. This rider does not increase your policy values.

DEFINITION OF INSURED

      When we use the term "insured" in this rider, we mean the person who is the insured under the policy to which this rider is attached.

DEFINITION OF INSURED CHILD

      When we use the term "insured child" in this rider, we mean:

      1. Any child, step-child, or legally adopted child of the insured who is named in the application for this rider. The child must be at least 15 days old before coverage is provided. On the date of application, the child must be less than 19 years old; and

      2. Any child born to or legally adopted by the insured after the date of application for this rider. The child must be at least 15 days old before coverage is provided. On the date of adoption, the child must be less than 19 years old.

WHAT BENEFIT DOES THIS RIDER PROVIDE?

      If we receive proof satisfactory to us that an insured child died:

      1.    while this rider was in force; and

      2.    before the insured child's 22nd birthday; and

      3.    before the insured's Age 65 Anniversary;

      we will pay a death benefit to you. The amount of the benefit will be the amount shown for this rider under Policy Data unless the amount payable is restricted by law as follows.

      If the child is under the age of 14 years and 6 months, the maximum death benefit for such child, under all life insurance policies, is limited to 50% of the amount of insurance you have in force under all life insurance policies on your life. If the child is under the age of 4 years and 6 months, the maximum death benefit for such child, under all life insurance policies is limited to 25% of the amount of insurance you have in force under all life insurance policies on your life.

      The existence of excess insurance will be determined at the time coverage under this rider becomes effective. If there is insurance under more than one policy, priority by date of issue will determine which policy constitutes excess insurance.

      If there is excess insurance on the child, we will return to you the portion of the premiums, with interest, that paid for such excess.

IS THERE A PAID-UP TERM INSURANCE BENEFIT?

      If the insured dies while this rider is in force, we will automatically change this rider to paid-up term insurance on the life of each insured child. The amount of each paid-up term insurance policy will be the same as the death benefit shown for this rider. The paid-up term policy will continue until such child's 22nd birthday, or if earlier, the insured's Age 65 Anniversary had the insured lived.

WHO WILL BE THE OWNER OF THE PAID-UP TERM POLICY?

      The person whose life is insured by the paid-up term policy will also be its owner unless provided differently in the policy.

39590                                                                       8/87

CAN THIS RIDER OR THE PAID-UP TERM POLICY BE CONVERTED TO A NEW POLICY?

      Yes. Insurance on each insured child provided by the policy can be converted without evidence of insurability if the insurance is in force on the earlier of: (1) the insured child's 22nd birthday; or (2) the insured's Age 65 Anniversary.

      You have the right to convert the insurance provided by this rider to a new policy. You will be the owner of the new policy unless provided differently in the policy.

      The owner of the paid-up term policy has the right to convert the paid-up term insurance to a new policy. The owner of the paid-up term policy will be the owner of the new policy unless provided differently in the new policy.

      Any conversion will be subject to the requirements below.

WHAT ARE THE REQUIREMENTS FOR CONVERSION ON AN INSURED CHILD'S 22ND BIRTHDAY?

      To convert the insurance in force on an insured child's 22nd birthday, written request must be received by us:

      1.    within 31 days following such child's 22nd birthday; and

      2.    during the life of the child; and

      3.    with the full first premium for the new policy.

      The new policy will be effective as of such child's 22nd birthday. If conversion is not made, the insurance in force will terminate on such child's 22nd birthday.

WHAT ARE THE REQUIREMENTS FOR CONVERSION AT THE INSURED'S AGE 65 ANNIVERSARY?

      Only the insurance in force on each insured child who has not reached his or her 22nd birthday can be converted.

      Written request for conversion must be received by us:

      1.    within 31 days following the insured's Age 65 Anniversary; and

      2.    during the life of each such insured child; and

      3.    with the full first premium for each new policy.

      Each new policy will become effective as of the insured's Age 65 Anniversary.

WHAT WILL BE THE TYPE OF INSURANCE, AMOUNT, AND PREMIUM FOR THE NEW POLICY?

      The new policy must be a level premium whole life, endowment, or flexible premium adjustable whole life insurance policy that we are issuing at the time of conversion. The maximum amount of insurance for each new policy may be up to 5 times the amount stated for this rider under Policy Data. The minimum amount is $2,000. The premium will depend on the policy chosen and will be based on the amount of insurance and the insured child's age at the time of conversion. Policy forms, premiums, and values for each new policy will be those offered by us for other new policies at the time of conversion. The contestable and suicide periods of the new policy will be measured from the effective date of this issue.

IS THERE A MONTHLY DEDUCTION FOR THE COST OF THIS RIDER?

      Yes. While this rider is in force a monthly deduction is taken from the policy's value for the cost of this rider. The amount of such deduction for this rider is shown under Policy Data.

DOES THE SUICIDE PROVISION OF THE POLICY APPLY TO THIS RIDER?

      If, within two years of this rider's effective date, the insured commits suicide, the provisions in this rider for paid-up term insurance will automatically apply. No other benefit provided by this rider will be payable. Any monthly deductions taken for this rider will not be refunded.

39590                                Page 2

WHAT IF THE AGE OF THE INSURED OR AN INSURED CHILD HAS BEEN MISSTATED?

      In this event, any amount payable under this rider will be the amount, if any, of insurance that the rider cost for the policy month during which such death occurred would have purchased had the cost of benefits provided under the rider been calculated using the Rider Cost of Insurance Rates for the correct age.

HOW DOES THE POLICY'S REINSTATEMENT PROVISION APPLY TO THIS RIDER?

      To reinstate this rider, you must provide satisfactory evidence of insurability for all persons whose lives will be insured under this rider. You must pay a premium that will keep this rider in force for at least 3 months.

WHEN DOES THIS RIDER BECOME INCONTESTABLE?

      This rider will be incontestable after it has been in force during the insured's life for two years from the effective date of this rider.

WHEN WILL THIS RIDER TERMINATE?

      This rider will terminate automatically on the earliest of the following:

      1. the monthly date on or next following receipt of your written request for coverage to end; or

      2. the date of death of the insured subject to the provision of this rider for paid-up term insurance; or

      3.    the date the policy terminates; or

      4.    the insured's Age 65 Anniversary; or

WHAT IS THE EFFECTIVE DATE OF THIS RIDER?

      This rider is issued as of the policy date of this policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY OF NEW YORK

/s/ Paul R. Johnston

SECRETARY

39590                                Page 3

             WAIVER OF MONTHLY DEDUCTION RIDER FOR TOTAL DISABILITY

Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them. This rider does not increase your policy values.

RIDER BENEFIT

We will waive the monthly deduction for the policy if the insured becomes totally disabled and total disability has continued for a period of 180 consecutive days. However, the 180 consecutive days may be interrupted by a period of up to 20 accumulated days during which the insured is not totally disabled.

If total disability begins before the insured's age 60 anniversary, we will waive the monthly deduction for the policy while total disability continues until the insured's age 100 anniversary.

If total disability begins on or after the insured's age 60 anniversary, we will waive the monthly deduction for the policy while total disability continues until the greater of:

1.    the insured's age 65 anniversary; or

2.    2 years (24 months) following the date total disability began.

The waiver of monthly deductions will apply to this rider and all other riders attached to the policy unless stated otherwise under Policy Data.

Until your claim is approved by us, you must pay the premiums needed so that your policy does not lapse as provided in the grace period provision of the policy. We will also take monthly deductions as usual.

If we approve your claim, premiums you paid during total disability that were required to prevent policy lapse will be refunded to you, if you so request.

If we approve your claim, any monthly deductions taken during total disability will be restored to the policy value. The policy value will then be equal to the policy value as if the monthly deductions were never taken.

For any month that the monthly deduction is waived, the minimum initial premium and the no lapse guarantee premiums, as described in the Premium section of the policy, for that month will be zero.

DEFINITION OF TOTAL DISABILITY

Total disability means the complete inability of the insured, due to bodily injury or disease, to perform all of the material and substantial duties of his or her regular occupation at the time of disability. Total disability must begin while the rider is in force. After 2 years of such continuous disability, total disability will mean the insured's complete inability to engage in any gainful occupation for which he or she is reasonably fitted by education, training, or experience.

CERTAIN LOSSES CONSIDERED TOTAL DISABILITY

We will also consider the insured totally disabled, even if the insured engages in an occupation, for the total and irrecoverable loss of:

1.    the sight of both eyes; or

2.    the use of both hands; or

3.    the use of both feet; or

4.    the use of one hand and one foot.

Such loss must occur or first appear after the effective date of this rider and while this rider is in force.

COVERAGE UNDER THE POLICY DURING DISABILITY

During a period of total disability, you may not:

1.    increase the specified amount of the policy; or

2.    change from death benefit Option 1 to death benefit Option 2; or

3.    increase any benefits under the policy or any riders attached to it.

138061                                                                    (5/04)

PROOF OF TOTAL DISABILITY

We must receive proof of total disability in our home office within one year after the monthly date of the monthly deduction that you ask us to waive. If you don't give us proof within this time, your claim will not be affected if proof was given:

1.    as soon as reasonably possible; and

2. within one year after the insured's death or recovery from total disability;

otherwise, we will not waive any monthly deduction made more than one year before proof was furnished.

HOW OFTEN PROOF OF DISABILITY IS REQUIRED

We may require proof, at reasonable intervals, that total disability is continuing. If we require a medical examination as such proof, we will pay for the cost of the examination. After total disability has continued for two years, we will not require proof more than once a year. If such proof is not given when required, no further waiver of monthly deductions will be made.

RIDER EXCLUSIONS

We will not waive any monthly deductions if total disability results from:

1.    intentionally self-inflicted injuries; or

2.    war, declared or not, an act of war, or any type of military conflict.

If total disability begins within the grace period for the policy, the monthly deduction due at the time the policy entered the grace period will not be waived.

WAIVER OF MONTHLY DEDUCTION FOR INVOLUNTARY UNEMPLOYMENT

After this rider has been in force during the insured's lifetime for 12 months from its effective date, and after the insured has collected unemployment benefits for 90 consecutive days, monthly deductions due during the 12 months following the start of unemployment benefits will be waived. Monthly deductions taken in the first 90 days that the insured collected unemployment benefits will be restored to the policy value. The waiver of monthly deduction for involuntary unemployment is available one time during the insured's lifetime.

To be eligible for the waiver of monthly deduction for involuntary unemployment, the insured must not be currently receiving the benefits of this rider for waiver of monthly deduction for total disability. The insured must submit to us proof of involuntary unemployment in the form of a determination letter from the appropriate jurisdiction's Department of Labor indicating that the insured has qualified for unemployment benefits and has been receiving unemployment benefits for 90 consecutive days.

Any claim for total disability benefits that becomes effective while deductions are being waived for involuntary unemployment will terminate the waiver of monthly deduction for involuntary unemployment.

MONTHLY DEDUCTION FOR THE COST OF THIS RIDER

While this rider is in force, a monthly deduction for the cost of this rider is taken from the policy value. The monthly deduction amount for this rider can be determined from the Rider Cost of Insurance Table shown below.

RIDER INCONTESTABILITY

After this rider has been in force during the insured's lifetime for two years from its effective date, we cannot contest this rider. The two year period will not include time during which the insured is totally disabled.

138061                               Page 2

RIDER TERMINATION

This rider will terminate on the earliest of the following:

1. the monthly date on or next following receipt of your written request for coverage to end; or

2.    the insured's age 65 anniversary; or

3.    the date the policy terminates.

Termination of this rider will not affect a valid claim for benefits for total disability that starts before the termination.

EFFECTIVE DATE OF THIS RIDER

This rider is issued as of the policy date of the policy unless a different date is shown under Policy Data.

/s/ Paul R. Johnston

SECRETARY

138061                               Page 3

                          RIDER COST OF INSURANCE TABLE

The monthly deduction for the cost of this rider is equal to the sum of A + B described below.

A is the result of 1 X (2 - 3), where:
                   -----------
                       1000

(1) is the WMD Rate from the table below, based on the then attained age of the insured;

(2) is the base policy's death benefit, divided by the guaranteed interest rate factor shown under Policy Data;

(3)   is the base policy's value at the beginning of the policy month.

B is the monthly cost of this rider for any additional riders attached to the policy.

                     WMD RATE*               WMD RATE*
                     MALE                    FEMALE

          Attained   Standard                Standard
          Age of     Non-        Standard    Non-        Standard
          Insured    smoker      Smoker      smoker      Smoker
          --------   ---------   ---------   ---------   ---------

             20      $ 0.00769   $ 0.01360   $ 0.00692   $ 0.01115
             21        0.00770     0.01363     0.00693     0.01117
             22        0.00771     0.01365     0.00694     0.01119
             23        0.00772     0.01367     0.00695     0.01121
             24        0.00773     0.01369     0.00696     0.01123

             25        0.00776     0.01374     0.00698     0.01127
             26        0.00800     0.01439     0.00730     0.01190
             27        0.00830     0.01514     0.00771     0.01279
             28        0.00862     0.01599     0.00822     0.01386
             29        0.00899     0.01698     0.00883     0.01512

             30        0.00950     0.01830     0.00977     0.01696
             31        0.01000     0.01959     0.01062     0.01876
             32        0.01061     0.02105     0.01160     0.02080
             33        0.01128     0.02267     0.01269     0.02308
             34        0.01196     0.02441     0.01384     0.02560

             35        0.01341     0.02753     0.01580     0.02944
             36        0.01428     0.02974     0.01755     0.03328
             37        0.01525     0.03211     0.01953     0.03738
             38        0.01629     0.03476     0.02166     0.04165
             39        0.01743     0.03757     0.02391     0.04619

             40        0.01899     0.04127     0.02660     0.05221
             41        0.02038     0.04444     0.02905     0.05717
             42        0.02173     0.04777     0.03135     0.06201
             43        0.02327     0.05097     0.03379     0.06667
             44        0.02499     0.05477     0.03626     0.07156

                     WMD RATE*               WMD RATE*
                     MALE                    FEMALE

          Attained   Standard                Standard
          Age of     Non-        Standard    Non-        Standard
          Insured    smoker      Smoker      smoker      Smoker
          --------   ---------   ---------   ---------   ---------

             45      $ 0.02800   $ 0.06094   $ 0.04005   $ 0.07871
             46        0.03074     0.06662     0.04350     0.08584
             47        0.03414     0.07329     0.04752     0.09425
             48        0.03791     0.08042     0.05181     0.10286
             49        0.04214     0.08843     0.05619     0.11203

             50        0.04847     0.10037     0.06285     0.12529
             51        0.05551     0.11379     0.06992     0.14057
             52        0.06370     0.12931     0.07822     0.15696
             53        0.07319     0.14695     0.08761     0.17599
             54        0.08431     0.16754     0.09787     0.19752

             55        0.09699     0.19103     0.10991     0.22137
             56        0.11462     0.22380     0.12326     0.24771
             57        0.13497     0.26153     0.13807     0.27627
             58        0.15669     0.30005     0.15163     0.30228
             59        0.18026     0.34212     0.16559     0.32926

             60        0.07236     0.15225     0.05683     0.11918
             61        0.07163     0.15021     0.05625     0.11836
             62        0.06293     0.12982     0.04787     0.10008
             63        0.07268     0.14765     0.05234     0.11152
             64        0.08434     0.16833     0.05797     0.12417

* For insureds with a preferred risk classification, the above standard non-smoker rates will apply. If other than a preferred or standard risk classification applies to this rider, the WMD rate will be adjusted by multiplying the above monthly rates by the appropriate risk factor shown under Policy Data.

138061                               Page 4

                               OTHER INSURED RIDER

                                 TERM INSURANCE

      Based on the application for this rider and the payment of its monthly deduction, this rider is made a part of the policy. This rider is subject to all policy terms and provisions unless this rider changes them. No separate policy values are generated by this rider, but the addition of the rider may affect the policy's values.

DEFINITION OF "OTHER INSURED"

      Each person, other than the primary insured, whose life is insured by this rider. Each other insured is shown under Policy Data. If there is more than one other insured, the provisions of this rider will apply individually as to each other insured.

DEFINITION OF "FACE AMOUNT"

      The amount of the death benefit provided by this rider. The face amount for each other insured is shown under Policy Data.

WHAT BENEFIT DOES THIS RIDER PROVIDE?

      If we receive proof satisfactory to us that the other insured died while this rider was in force, we will pay a death benefit to the beneficiary of this rider. The death benefit will be the face amount in force as of the date of death of the other insured. The beneficiary is named in the application for this rider unless changed as provided below.

      Subject to the terms of the policy, the death benefit payable may be applied under one of the payment options shown in the policy.

HOW DO YOU CHANGE THE BENEFICIARY OF THIS RIDER?

      You may change a named beneficiary by satisfactory written request to us provided:

            -     the base policy is in force;

            -     this rider is in force; and

            -     the other insured is alive.

      Once the change is received by us, it will take effect as of the date it is signed subject to any action taken or payment made by us before its receipt.

      When you name, add, or change a beneficiary, we will assume that it applies to the base policy unless you tell us that it applies to this rider.

IS THERE A MONTHLY DEDUCTION FOR THE COST OF THIS RIDER?

      Yes. While this rider is in force, a monthly deduction for the cost of this rider is taken from the policy's value for each other insured. The amount of the deduction is the face amount of each other insured as shown under Policy Data divided by 1,000 times the monthly cost of insurance rate.

      If a Waiver of Monthly Deduction rider is attached to the policy, the monthly deduction for the cost of the Waiver of Monthly Deduction rider for each other insured is equal to 1 x 2 divided by 1000 where:

      (1) is the Waiver of Monthly Deduction rate from the Waiver of Monthly Deduction Rider Cost of Insurance Table, based on the then attained age of the insured;

      (2)   is the face amount for each other insured shown under Policy Data.

39451                                Page 1                                 2/99

WHAT IS THE COST OF INSURANCE RATE?

      The cost of insurance rate is the rate applied to the face amount of this rider to determine the monthly deduction. It is based on the sex, attained age, and risk classification of the other insured. For purposes of this rider, "attained age" means age of the other insured on the prior rider anniversary.

      We may change monthly cost of insurance rates from time to time. Any change in the cost of insurance rate will apply to all individuals of the same risk class as the other insured. Any change will be in accordance with procedures and standards on file with the state insurance department. We will review the cost of insurance rates for in force policies whenever we change the cost of insurance rates for new policies. This review will be done no more than once each policy year but no less than once each five policy years. Cost of insurance rates will be determined by us based on our expectations as to expense, persistency and investment earnings experience. The cost of insurance rates will not exceed the Guaranteed Maximum Monthly Cost of Insurance attached to this rider.

      The Guaranteed Maximum Monthly Cost of Insurance Rates for ages 20 and over, are based on the Commissioners Standard Ordinary Smoker or Nonsmoker, Male or Female Mortality Tables, Age Last Birthday.

      The rates for ages under 20 do not distinguish between smokers or nonsmokers and are based on the 1980 Standard Ordinary Mortality Table, Male or Female, Age Last Birthday. Shortly before the other insured becomes age 20, we will send you a notice that we may begin charging smoker rates upon the other insured's age 20 policy anniversary. If you do not apply for nonsmoker rates, or the other insured does not qualify for non-smoker rates, the other insured will be reclassified as a smoker, and smoker guaranteed maximum monthly cost of insurance rates will apply to this rider.

CAN YOU CHANGE THE FACE AMOUNT OF THIS RIDER?

      DECREASES OF THE FACE AMOUNT

      While this rider is in force, you may decrease the face amount once per year by written request. The decrease may only be made after the first rider year and is subject to the following rules:

      1. Any decrease will be effective on the monthly date on or next following our receipt of your written request. Any such decrease will be applied in the following order:

            (a)   against the face amount provided by the most recent increase;
                  then

            (b)   against the next most recent increases successively; then

            (c)   against the original face amount of this rider.

      2. The face amount that remains in force after a decrease may not be less than the minimum face amount shown under Policy Data.

      INCREASE OF THE FACE AMOUNT

      While this rider is in force, you may increase the face amount at any time by written request. You may not, however, make any increase the face amount during a period of disability of the insured. Increase are subject to the following rules.

      1. You must apply for an increase on a form satisfactory to us and before the other insured's attained age 75.

      2. You must furnish satisfactory evidence of insurability of the other insured. If the policy includes a disability waiver of monthly deductions rider, you must also provide evidence of insurability of the insured under the base policy.

      3. Any increase will be subject to our issue rules and limits at the time of increase.

      4.    The minimum increase in the face amount is $10,000.

      5. Any increase will be effective on the monthly date on or next following the date your application is approved.

39451                                Page 2                                 2/99

CAN COVERAGE UNDER THIS RIDER BE CONVERTED TO A NEW POLICY?

      After the first year of coverage, you may convert such coverage to a new individual life insurance policy on the life of the other insured. No evidence of insurability will be required. Coverage, however, may be converted only:

      (1)   if the other insured is alive;

      (2)   while this rider is in force with respect to the other insured;

      (3)   before the other insured's attained age 75; and

      (4) while the base policy is in force or within 31 days after the insured's death.

      Application must be made by written request. During your lifetime, only you may apply for conversion. If you are the insured, then the other insured will have 31 days after the death of the insured to apply for conversion.

THE NEW POLICY

      The amount of the new policy may be for an amount up to the face amount of this rider in force at the time of conversion. The new policy date will be effective as of the date the application for conversion is signed. The new policy must be one of our level premium whole life, endowment or flexible premium adjustable whole life policies we are then issuing. The new policy will be in the same risk class as this rider.

      The premium will depend on the policy you choose and will be based on the amount of insurance and the other insured's age and sex at the time of conversion. The contestable and suicide periods of the new policy will be measured from the effective date of this rider or the effective date of any increase in face amount of this rider, whichever is applicable.

WHEN WILL COVERAGE UNDER THIS RIDER TERMINATE?

      Coverage under this rider will terminate on the earliest of the following:

      1. the monthly date on or next following receipt of your written request for coverage to end; or

      2. the date the policy terminates due to other than the insured's death; or

      3. 31 days after the insured's death. During these 31 days, we will not charge you for coverage under this rider; or

      4.    the date of conversion of coverage as provided in this rider; or

      5.    the other insured's attained age 80; or

      6.    the insured's maturity date at age 100 anniversary.

CAN THIS RIDER BE REINSTATED IF THE POLICY HAS LAPSED?

      If the policy and this rider lapsed as provided in the policy's Grace Period provision, this rider may be reinstated within 5 years of the date of lapse if:

      1.    this rider was in effect when the policy lapsed; and

      2.    the policy is reinstated; and

      3.    the requirements stated below are met.

      In order to reinstate coverage for this rider, you must:

      1.    furnish satisfactory evidence of insurability for the other insured;
            and

      2.    pay a premium sufficient to keep this rider in force for 3 months;
            and

      3. pay the monthly deductions that were not collected during the grace period.

      The effective date of reinstatement will be the monthly date on or next following the date we approve the application for reinstatement.

      We will have two years from the effective date of reinstatement during the other insured's lifetime to contest the truth of statements or representations in the reinstatement application.

WHAT IF THE AGE OR SEX OF THE OTHER INSURED HAS BEEN MISSTATED?

      In this event, any amount payable under this rider will be the amount of insurance, if any, that the rider cost for the policy month during which such death occurred, would have purchased had the cost of the benefits provided under the rider been calculated using the rider Cost of Insurance Rates for the correct age and sex.

39451                                Page 3                                 2/99

WHEN WILL THIS RIDER BECOME INCONTESTABLE?

      After coverage with respect to the other insured has been in force during the other insured's lifetime for two years from its effective date, we cannot contest the coverage.

      Any increase in face amount will be incontestable only after such amount has been in force during the other insured's lifetime for two years from the effective date of such increase.

IS THERE A SUICIDE EXCLUSION?

      Yes. Suicide by the other insured within two years from the effective date of coverage is not covered. In this event, our liability under this rider will be limited to the total the monthly deductions taken for the other insured's coverage.

      If the other insured commits suicide within two years after the effective date of any increase in face amount, our liability will be limited to an amount equal to the cost of the additional coverage.

WHAT IS THE EFFECTIVE DATE OF THIS RIDER?

      This rider is issued as of the policy date of the policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY OF NEW YORK

/s/ Paul R. Johnston

SECRETARY

39451                                Page 4                                 2/99

                                 MALE RATE TABLE

          GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000
             FOR OTHER INSUREDS WITH A STANDARD RISK CLASSIFICATION

                          ATTAINED
                            AGE      STANDARD
                          --------   --------

                              0      $ 0.2175
                              1        0.0850
                              2        0.0825
                              3        0.0800
                              4        0.0775

                              5        0.0725
                              6        0.0675
                              7        0.0650
                              8        0.0625
                              9        0.0600

                             10        0.0625
                             11        0.0675
                             12        0.0750
                             13        0.0875
                             14        0.1025

                             15        0.1175
                             16        0.1325
                             17        0.1425
                             18        0.1500
                             19        0.1550

                                                STANDARD
                          ATTAINED   STANDARD   NON-
                             AGE     SMOKER     SMOKER
                          --------   --------   --------

                             20      $ 0.1925   $ 0.1400
                             21        0.1925     0.1375
                             22        0.1900     0.1350
                             23        0.1850     0.1325
                             24        0.1800     0.1275

                             25        0.1750     0.1250
                             26        0.1725     0.1225
                             27        0.1700     0.1200
                             28        0.1700     0.1200
                             29        0.1725     0.1200

                             30        0.1775     0.1200
                             31        0.1825     0.1225
                             32        0.1900     0.1250
                             33        0.2000     0.1300
                             34        0.2125     0.1375

                                                STANDARD
                          ATTAINED   STANDARD   NON-
                            AGE      SMOKER     SMOKER
                          --------   --------   --------

                             35      $ 0.2250   $ 0.1425
                             36        0.2425     0.1500
                             37        0.2625     0.1600
                             38        0.2875     0.1725
                             39        0.3125     0.1825

                             40        0.3450     0.1975
                             41        0.3775     0.2125
                             42        0.4150     0.2275
                             43        0.4550     0.2450
                             44        0.5000     0.2650

                             45        0.5450     0.2875
                             46        0.5950     0.3100
                             47        0.6475     0.3350
                             48        0.7050     0.3625
                             49        0.7675     0.3925

                             50        0.8350     0.4275
                             51        0.9150     0.4675
                             52        1.0025     0.5125
                             53        1.0250     0.5650
                             54        1.2125     0.6225

                             55        1.3300     0.6875
                             56        1.4550     0.7575
                             57        1.5850     0.8325
                             58        1.7250     0.9150
                             59        1.8725     1.0075

                             60        2.0400     1.1125
                             61        2.2275     1.2300
                             62        2.4375     1.3650
                             63        2.6750     1.5175
                             64        2.9375     1.6850

                             65        3.2125     1.8725
                             66        3.5050     2.0750
                             67        3.8050     2.2900
                             68        4.1225     2.5275
                             69        4.4700     2.7900

                                                STANDARD
                          ATTAINED   STANDARD   NON-
                             AGE     SMOKER     SMOKER
                          --------   --------   --------

                             70      $ 4.8525   $ 3.0875
                             71        5.2850     3.4275
                             72        5.7775     3.8250
                             73        6.3250     4.2725
                             74        6.9300     4.7700

                             75        7.5800     5.3050
                             76        8.2500     5.8725
                             77        8.9250     6.4675
                             78        9.6150     7.0975
                             79       10.3425     7.7825

                             80       11.1325     8.5450
                             81       12.0075     9.4075
                             82       12.9875    10.3900
                             83       14.0600    11.4925
                             84       15.1925    12.6975

                             85       16.3450    13.9800
                             86       17.4900    15.3250
                             87       18.6825    16.7175
                             88       19.9400    18.1500
                             89       21.2100    19.6475

                             90       22.5100    21.2325
                             91       23.8825    22.9475
                             92       25.5000    24.8700
                             93       27.6200    27.2000
                             94       30.5957    30.4275

                             95       34.5957    34.5957
                             96       41.3950    41.3950
                             97       53.1975    53.1975
                             98       73.2725    73.2725
                             99       83.3325    83.3325

For other insureds with other than a standard risk classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Risk Factor shown under Policy Data.

39451                                Page 5                                 2/99

                                FEMALE RATE TABLE

          GUARANTEED MAXIMUM MONTHLY COST OF INSURANCE RATES PER $1,000
             FOR OTHER INSUREDS WITH A STANDARD RISK CLASSIFICATION

                          ATTAINED
                             AGE     STANDARD
                          --------   --------

                              0      $ 0.1550
                              1        0.0700
                              2        0.0650
                              3        0.0650
                              4        0.0625

                              5        0.0625
                              6        0.0600
                              7        0.0575
                              8        0.0575
                              9        0.0575

                             10        0.0550
                             11        0.0575
                             12        0.0600
                             13        0.0625
                             14        0.0675

                             15        0.0725
                             16        0.0750
                             17        0.0800
                             18        0.0825
                             19        0.0850

                                                STANDARD
                          ATTAINED   STANDARD   NON-
                             AGE     SMOKER     SMOKER
                          --------   --------   --------

                             20      $ 0.0975   $ 0.0825
                             21        0.0975     0.0850
                             22        0.1000     0.0850
                             23        0.1025     0.0875
                             24        0.1050     0.0900

                             25        0.1075     0.0900
                             26        0.1125     0.0925
                             27        0.1150     0.0950
                             28        0.1200     0.0975
                             29        0.1250     0.1000

                             30        0.1300     0.1025
                             31        0.1350     0.1075
                             32        0.1425     0.1100
                             33        0.1500     0.1150
                             34        0.1575     0.1200

                                                STANDARD
                          ATTAINED   STANDARD   NON-
                             AGE     SMOKER     SMOKER
                          --------   --------   --------

                             35      $ 0.1675   $ 0.1250
                             36        0.1800     0.1325
                             37        0.1975     0.1425
                             38        0.2175     0.1550
                             39        0.2375     0.1650

                             40        0.2625     0.1800
                             41        0.2900     0.1950
                             42        0.3150     0.2100
                             43        0.3425     0.2250
                             44        0.3700     0.2400

                             45        0.3975     0.2575
                             46        0.4275     0.2750
                             47        0.4575     0.2925
                             48        0.4900     0.3125
                             49        0.5250     0.3350

                             50        0.5650     0.3600
                             51        0.6050     0.3900
                             52        0.6525     0.4200
                             53        0.7050     0.4550
                             54        0.7575     0.4925

                             55        0.8125     0.5300
                             56        0.8650     0.5700
                             57        0.9175     0.6075
                             58        0.9675     0.6450
                             59        1.0200     0.6875

                             60        1.0825     0.7375
                             61        1.1625     0.8000
                             62        1.2650     0.8775
                             63        1.3875     0.9725
                             64        1.5275     1.0800

                             65        1.6750     1.1950
                             66        1.8225     1.3150
                             67        1.9675     1.4375
                             68        2.1150     1.5650
                             69        2.2750     1.7075

                                                STANDARD
                          ATTAINED   STANDARD   NON-
                             AGE     SMOKER     SMOKER
                          --------   --------   --------

                             70      $ 2.4625   $ 1.8725
                             71        2.7025     2.0775
                             72        2.9975     2.3275
                             73        3.3500     2.6275
                             74        3.7525     2.9750

                             75        4.1950     3.3625
                             76        4.6675     3.7875
                             77        5.1650     4.2425
                             78        5.6925     4.7375
                             79        6.2700     5.2900

                             80        6.9225     5.9225
                             81        7.6675     6.6550
                             82        8.5225     7.5050
                             83        9.5175     8.4775
                             84       10.6125     9.5575

                             85       11.7875    10.7425
                             86       13.0400    12.0275
                             87       14.3600    13.4100
                             88       15.7550    14.9025
                             89       17.2300    16.5150

                             90       18.8925    18.2725
                             91       20.7175    20.2225
                             92       22.7875    22.4525
                             93       25.2800    25.1475
                             94       28.7350    28.7350

                             95       33.5325    33.5325
                             96       40.6975    40.6975
                             97       52.8275    52.8275
                             98       73.1550    73.1550
                             99       83.3325    83.3325

For other insureds with other than a standard risk classification, the guaranteed monthly cost of insurance rates are calculated by multiplying the above monthly rates by the Special Class Risk Factor shown under Policy Data.

39451                                Page 6                                 2/99

                        AUTOMATIC INCREASE BENEFIT RIDER

      Based on the application for this Rider, this Rider is made a part of the policy. This Rider is subject to all policy terms and provisions unless this Rider changes them.

DEFINITIONS AS USED IN THIS RIDER

      The definitions stated below apply to this Rider. They are in addition to those of the Policy.

      AUTOMATIC INCREASE BENEFIT is the increase in Specified Amount, provided by this Rider, which occurs on each Policy Anniversary.

      INCREASE PERCENTAGE is the percent, as shown under Policy Data, by which the Specified Amount will be increased on each Policy Anniversary.

      Maximum Increase Amount is the maximum amount for each increase allowed, as shown under Policy Data.

      Total Increase Limit is the combined total amount of Automatic Increase Benefits available under this Rider, as shown under Policy Data.

BENEFIT PROVIDED BY THIS RIDER

      This Rider provides for an increase in the Specified Amount on each Policy Anniversary without evidence of insurability. Each Automatic Increase
      Benefit:

      1.    will apply on each Policy Anniversary while this Rider is in force;
            and

      2. will be equal to the Specified Amount in effect at the time of the increase, multiplied by the Increase Percentage as shown under Policy Data; and

      3. will never exceed the Maximum Increase Amount as shown under Policy Data; and

      4. will not affect the surrender charges applicable to the policy at the time of the increase.

MONTHLY DEDUCTION FOR THE COST OF THIS RIDER

      There is no monthly deduction taken for the cost of this Rider. When an increase is made in the Specified Amount, an increase in the policy's monthly deduction will occur. If there is a waiver of monthly deduction rider attached to the policy, the monthly deduction for its cost will also increase.

      If the Automatic Increase Benefit occurs when any no lapse guarantee period, death benefit guarantee period, or minimum monthly premium period provided by the policy is in effect, the minimum monthly premium as described in the policy will change.

BENEFITS WHEN MONTHLY DEDUCTIONS ARE WAIVED

      If the Insured becomes eligible for benefits under a waiver of monthly deduction rider, Automatic Increase Benefits will continue to be available.

REJECTION OF AUTOMATIC INCREASE BENEFIT

      You must notify Us at least 10 days prior to the date of an Automatic Increase Benefit if You wish to decline the increase. If an Automatic Increase Benefit is declined, this Rider will terminate.

38965                                                                       2/97

RIDER TERMINATION

      This Rider will terminate on the earliest of the following:

      1. the monthly date on or next following receipt of Your written request for coverage to end; or

      2.    the Rider expiration date, as shown under Policy Data; or

      3.    the date the policy terminates; or

      4. application of Your policy's cash surrender value under a paid-up insurance option, if applicable; or

      5. any decrease in the total Specified Amount of Your policy, except as a result of a partial surrender or death benefit option change; or

      6. Your rejection of any Automatic Increase Benefit provided under this Rider; or

      7. total Automatic Increase Benefits provided under this Rider reach the Total Increase Limit as shown under Policy Data.

EFFECTIVE DATE OF THIS RIDER

      The effective date of this Rider is the policy date of the policy unless a different date is shown under Policy Data.

IDS LIFE INSURANCE COMPANY OF NEW YORK

/s/ Paul R. Johnston

SECRETARY

38965                                                                       2/97